STOCK PURCHASE AGREEMENT

by and among

STANDEX INTERNATIONAL CORPORATION,

a Delaware corporation,

MIDDLEBY MARSHALL INC.,

a Delaware corporation,

and

THE MIDDLEBY CORPORATION,

a Delaware corporation, for the limited purposes set forth herein with respect to

Cooking Solutions Group, Inc.

Dated as of February 27, 2019

1038471.12-CHISR01A - MSW

TABLE OF CONTENTS

Article I

Definitions and Interpretation

Section 1.1

Defined Terms

2

Section 1.2

Interpretation

2

Article II

Purchase and Sale; Price

Section 2.1

Purchase and Sale

3

Section 2.2

Amount

3

Section 2.3

Payment

3

Section 2.4

Adjustment to Base Purchase Price

3

Section 2.5

Examination and Review of Post-Closing Adjustment

4

Article III

Closing

Section 3.1

Closing

6

Section 3.2

Closing Deliverables

6

Section 3.3

Conditions to Closing and Obligations of All Parties

8

Section 3.4

Conditions to Buyer’s Obligation to Close

8

Section 3.5

Conditions to Seller’s Obligation to Close

10

Article IV

Representations and Warranties of Seller

Section 4.1

Organization and Authority of the Seller

11

Section 4.2

Organization, Qualification, Authority and Capitalization of the Group

11

Section 4.3

Conflicts; Consents of Third Parties

13

Section 4.4

Financial Statements

14

Section 4.5

Undisclosed Liabilities

15

Section 4.6

Absence of Certain Events and Conditions

15

Section 4.7

Title, Sufficiency and Condition of Assets

16

Section 4.8

Material Contracts and Permits

17

Section 4.9

Real Property

17

Section 4.10

Tangible Personal Property

18

Section 4.11

Intellectual Property

19

Section 4.12

Taxes

20

Section 4.13

Environmental Matters

23

Section 4.14

Employee Benefits

24

Section 4.15

Employment Matters

27

Section 4.16

Legal Proceedings; Governmental Order

28

Section 4.17

Compliance with Laws

28

Section 4.18

Insurance

30

Section 4.19

Customers and Suppliers

30

Section 4.20

Product Warranties

30

Section 4.21

Sales Representatives and Distributors

31

Section 4.22

Books and Records

31

Section 4.23

Related Party Transactions

31

Section 4.24

Brokers

31

Section 4.25

No Other Representations and Warranties

31

Article V

Representations and Warranties of Buyer and middleby

Section 5.1

Organization and Authority of the Buyer

32

Section 5.2

Organization and Authority of Middleby

32

Section 5.3

Conflicts; Consents of Third Parties

32

Section 5.4

Legal Proceedings

33

Section 5.5

Brokers

33

Section 5.6

Sufficiency of Funds

33

Section 5.7

Independent Investigation; No Other Representations and Warranties

33

Article VI

Pre-Closing Covenants

Section 6.1

Conduct of Business Prior to Closing

34

Section 6.2

Access to Information

37

Section 6.3

Antitrust Filings

38

Section 6.4

Other Governmental Approvals; Consents

39

Section 6.5

Public Announcements

40

Section 6.6

Intercompany Accounts

40

Section 6.7

Pre-Closing Restructuring

40

Section 6.8

Transition Services Agreement

41

Article VII

Covenants to Survive Closing

Section 7.1

Cooperation

41

Section 7.2

Confidentiality

41

Section 7.3

Non-Competition; Non-Solicitation

42

Section 7.4

Use of Trade Names

43

Section 7.5

Preservation of Books & Records

43

Section 7.6

Seller Release

44

Section 7.7

Insurance

45

Section 7.8

Payments

45

Section 7.9

Remediation of Nogales Property

45

Section 7.10

Buyer Obligations

46

Section 7.11

Further Assurances

46

Article VIII

TAX MATTERS

Section 8.1

Tax Elections, Returns, and Practices

46

Section 8.2

Transfer Taxes

46

Section 8.3

Filing of Tax Returns

47

Section 8.4

Tax Indemnification.

47

Section 8.5

Straddle Period

48

Section 8.6

Contests

49

Section 8.7

Cooperation

50

Section 8.8

Tax Refunds

51

Section 8.9

Disputes

51

Section 8.10

Survival

51

Section 8.11

Overlap

51

Section 8.12

Tax Sharing Agreements

51

Article IX

TERMINATION OF OBLIGATIONS

Section 9.1

Termination of Agreement

52

Section 9.2

Effect of Termination

53

Article X

Indemnification

Section 10.1

Indemnification by Seller

53

Section 10.2

Indemnification by Buyer

54

Section 10.3

Indemnification Procedures

54

Section 10.4

Certain Limitations

57

Section 10.5

Survival

58

Section 10.6

Payments

59

Section 10.7

Losses Net of Insurance and Tax Treatment.

59

Section 10.8

Subrogation; Reimbursement; No Double Recovery

59

Section 10.9

Exclusive Remedies

60

Section 10.10

Applicability

60

Article XI

Miscellaneous

Section 11.1

Expenses

60

Section 11.2

Notices

60

Section 11.3

Severability

61

Section 11.4

Entire Agreement

61

Section 11.5

Successors and Assigns

61

Section 11.6

No Third-Party Beneficiaries

62

Section 11.7

Amendment and Waiver

62

Section 11.8

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

62

Section 11.9

Specific Performance

62

Section 11.10

Non-Recourse

62

Section 11.11

Counterparts

63

1038471.12-CHISR01A - MSW

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of this 27th day of February 2019, by and among Standex International Corporation, a Delaware corporation (the “Seller”), Middleby Marshall Inc., a Delaware corporation (the “Buyer”), and The Middleby Corporation, a Delaware corporation (“Middleby”), solely for purposes of Article V and Section 7.10.

R E C I T A L S:

WHEREAS, the Standex Cooking Solutions Group is in the business of designing, manufacturing, marketing and selling commercial cooking, warming, holding, and serving products for the foodservice industry (the “Business”) through the following entities:

•

Cooking Solutions Group, Inc., a Delaware corporation (the “Company”), which directly or indirectly owns:

o

Associated American Industries, LLC, a Texas limited liability company, (“AAI”);

o

American Permanent Ware Company, LLC, a Delaware limited liability company, (“APW”);

o

Bakers Pride Oven Company, LLC, a Delaware limited liability company, (“BP”);

o

BKI Worldwide, Inc., a Delaware corporation, (“BKI”);

o

Standex de Mexico S.A. de C.V., a Mexico corporation, (“Nogales”); and

o

Ultrafryer Systems, LLC, a Delaware limited liability company, (“UFS”).

WHEREAS, for purposes of this Agreement, each listed entity, including the Company, is referred to individually, as a “Subsidiary”, and is referred to, in the aggregate, collectively, as the “Group”;

WHEREAS, prior to the date of this Agreement, the Seller and the Group have completed the restructuring activities described on Schedule A hereto (the “Pre-Signing Restructuring”);

WHEREAS, as a result of the Pre-Signing Restructuring, Seller owns all of the issued and outstanding common stock, par value $1.00 per share, of the Company (the “Stock”);

WHEREAS, as a result of the Pre-Signing Restructuring, the Company owns all of the issued and outstanding capital stock and other equity interests in AAI, BKI and UFS; and AAI owns all of the issued and outstanding equity interests in APW and BP; and jointly, Company and AAI own all of the issued and outstanding equity interests in Nogales; and

WHEREAS, prior to the Closing, the Seller previously has entered into certain contracts, as listed in Schedule B to this Agreement, for the benefit of the Business including one or more of the Subsidiaries (the “Subject Contracts”);

WHEREAS, prior to the Closing, the Seller and the Group will have completed the restructuring activities described on Schedule C hereto (the “Pre-Closing Restructuring”); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, the Stock.

NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Buyer and the Seller hereby agree as follows:

ARTICLE I

Definitions and Interpretation

Section I.1 Defined Terms

.  Capitalized terms used in this Agreement have the meanings specified in Schedule 1.1 to this Agreement.

Section I.2 Interpretation

.  For purposes of this Agreement:

(a) Headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement or the Section.

(b) References to Articles, Exhibits, Sections and Schedules are to the Articles, Exhibits, Sections and Schedules in or attached to this Agreement.  The Schedules are a part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules.

(c) References to any agreement or other document means such agreement or document as amended or supplemented from time to time, unless specifically stated otherwise. References to a law or statute means such law or statute as in force as of the date of this Agreement and includes any successor legislation thereto and any regulations promulgated thereunder.

(d) The words “hereby,” “herein,” “hereof;” “hereunder” and words of similar import refer to this Agreement as a whole (including any Exhibits and Schedules hereto) and not merely to the specific article, section, paragraph or clause in which such word appears. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The definitions given for terms in Schedule 1.1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” shall be deemed references to the lawful money of the United States of America. The use of “or” is not intended to be exclusive unless expressly indicated otherwise.

(e) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption of burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II

Purchase and Sale; Price

Section II.1 Purchase and Sale

. Subject to the terms and conditions set forth herein, at the Closing, (i) the Seller shall sell and transfer to the Buyer, and the Buyer shall purchase from the Seller, all of the Stock, free and clear of any Encumbrances, and (ii) the Buyer shall assume all benefits and obligations under the Subject Contracts but only to the extent such obligations (A) arise on or after the Closing Date, (B) do not arise from or relate to any breach by the Seller of any such Subject Contracts, (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such Subject Contracts, and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Subject Contracts.

Section II.2 Amount

. The aggregate purchase price for the Stock payable to the Seller at the Closing shall be an amount equal to (a) one hundred five million dollars ($105,000,000.00) (the “Base Purchase Price”), plus (b) the amount, if any, by which the Closing Working Capital set forth in the Estimated Closing Statement is greater than the Upper Limit Working Capital, less (c) the amount, if any, by which the Closing Working Capital set forth in the Estimated Closing Statement is less than the Lower Limit Working Capital, plus (d) the amount, if any, of Cash of the Group set forth in the Estimated Closing Statement.  The resulting amount shall be the “Closing Purchase Price”.

Section II.3 Payment

. The Buyer shall pay to the Seller the Closing Purchase Price at Closing by wire transfer of immediately available funds to an account designated in writing by the Seller not less than two (2) Business Days before the Closing Date.

Section II.4 Adjustment to Base Purchase Price

.

(a) At least two (2), and not more than five (5), Business Days before the Closing Date, the Seller shall prepare and deliver to the Buyer a statement showing its good faith estimate of (i) Closing Working Capital, and (ii) Cash, in each case as of the close of business on the Closing Date (without giving effect to the transactions contemplated by the Closing) (collectively, the “Estimated Closing Statement”). Such statement shall be prepared in accordance with the Agreed Accounting Principles. The Buyer shall be given the opportunity to consult with the Seller in respect of the Estimated Closing Statement, and the Seller shall consider and incorporate the Buyer’s reasonable comments in preparing the Estimated Closing Statement and any item set forth therein.  Following the Seller’s delivery of the Estimated Closing Statement to Buyer, the Buyer (and its Affiliates and Representatives) shall have access to such books, records, work papers, and personnel of the Seller (and its Affiliates and Representatives) that are reasonably related to the calculations of Closing Working Capital and Cash set forth in the Estimated Closing Statement upon reasonable request and during normal business hours for the purpose of reviewing the Estimated Closing Statement and commenting thereon, provided that such access shall be in a manner that does not interfere with the normal business operations of the Seller (or its Affiliates or Representatives).

(b) Within one hundred twenty (120) Calendar Days after the Closing Date, the Buyer shall prepare and deliver to the Seller a statement setting forth its calculation of (i) Closing Working Capital, and (ii) Cash, in each case as of the close of business on the Closing Date (without giving effect to the transactions contemplated by the Closing) (the “Initial Closing Statement”). Such statement shall be prepared in accordance with the Agreed Accounting Principles.

(a) The Post-Closing Adjustment shall be:

(i) An increase of the Closing Purchase Price on a dollar-for-dollar basis to the extent that the Final Purchase Price exceeds the Closing Purchase Price; and

(i) A decrease of the Closing Purchase Price on a dollar-for-dollar basis to the extent that the Final Purchase Price is less than the Closing Purchase Price.

(a) Final Closing Statement means:

(i) The Initial Closing Statement delivered pursuant to Section 2.4(b), if the Seller agrees in writing or does not timely deliver the Statement of Objections pursuant to Section 2.5(b); or

(i) If the Seller timely delivers the Statement of Objections pursuant to Section 2.5(b) and if the Buyer and Seller resolve the objections pursuant to Section 2.5(b), then as so agreed by the Buyer and Seller; or

(i) If the Seller timely delivers the Statement of Objections pursuant to Section 2.5(b) and if the Buyer and Seller are not able to resolve the objections pursuant to Section 2.5(b), then as determined by the Independent Accountant pursuant to Section 2.5(d).

Section .1 Examination and Review of Post-Closing Adjustment

.

(a) Examination. After receipt of the Initial Closing Statement, Seller shall have sixty (60) Calendar Days (the “Review Period”) to review the Initial Closing Statement.  Following Closing through the date the Final Closing Statement becomes final and binding pursuant to this Section 2.5, each party to this Agreement (and their Affiliates and Representatives) shall have access to such books, records, work papers, and personnel of the other (and its Affiliates and Representatives) that are reasonably related to the calculations of Closing Working Capital and Cash set forth in the Initial Closing Statement upon reasonable request and during normal business hours for the purpose of reviewing the Initial Closing Statement and preparing a Statement of Objections (defined below) and resolving such objections and any Disputed Amounts (defined below), provided that such access shall be in a manner that does not interfere with the normal business operations of the other party (or its Affiliates or Representatives).

(b) Objection. Before the end of the last day of the Review Period, the Seller may object to the Initial Closing Statement by delivering to the Buyer a written statement setting forth the Seller’s objections in reasonable detail, indicating each disputed item and the amount and the basis for Seller’s disagreement (the “Statement of Objections”). If the Seller fails to deliver the Statement of Objections before the expiration of the Review Period, the Initial Closing Statement and the Post-Closing Adjustment, if any, reflected in the Initial Closing Statement shall be deemed to have been accepted by the Seller and shall be final and binding on the parties. If the Seller delivers the Statement of Objections before the expiration of the Review Period, the Buyer and the Seller shall in good faith negotiate to resolve the objections within fourteen (14) Calendar Days after the delivery of the Statement of Objections (the “Resolution Period”) and any amounts set forth in the Initial Closing Statement that are not the subject of a specific objection shall be deemed final and binding on the parties. If the Buyer and the Seller resolve the objections within the Resolution Period, the Post-Closing Adjustment and Initial Closing Statement with such changes as so agreed in writing by the Buyer and the Seller shall be final and binding on the parties.

(c) Dispute Resolution. If the Buyer and the Seller fail to resolve the objections within the Resolution Period, then any specific amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to the Independent Accountant who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and calculate any adjustments to the Initial Closing Statement and the Post-Closing Adjustment amount.

(d) Determination by the Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within thirty (30) Calendar Days (or such other timeframe as the parties shall agree in writing) after its engagement. The parties agree that the Independent Accountant shall (i) make any and all adjustments without regard to materiality, (ii) only decide the specific Disputed Amounts that remain under dispute by the parties, and (iii) decide each Disputed Amount within the range of values assigned to each such item in the Initial Closing Statement and the Statement of Objections, respectively, and in accordance with the Agreed Accounting Principles and based solely on the written submissions of the parties. The Independent Accountant’s resolution of the Disputed Amounts and its adjustments to the Initial Closing Statement and the Post-Closing Adjustment shall be final and binding upon the parties.

(e) Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be shared equally by the Seller, on the one hand, and by the Buyer, on the other hand.

(f) Payment of Post-Closing Adjustment. Payment of the Post-Closing Adjustment shall be made within five (5) Business Days of the determination of Final Closing Statement by wire transfer of immediately available funds to the account designated by the Buyer or the Seller, as the case may be.

(g) Withholding.  The Buyer and each Subsidiary shall be entitled to deduct and withhold from any amounts payable pursuant to this Agreement such amounts as it is legally required to deduct and withhold with respect to the making of such payments under the Code or any provisions of applicable Law with respect to Taxes. To the extent that such amounts are withheld by the Buyer or a Subsidiary, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable payee in respect of which such deduction and withholding was made by the Buyer or a Subsidiary.  The Buyer shall deliver notice to the Seller not less than five (5) Calendar Days before the Closing Date in the event Buyer expects to withhold pursuant to this Section 2.5(g).  To the extent that such amounts withheld are not ultimately required to be paid over to any Governmental Authority under the Code or any provisions of applicable Law with respect to Taxes, then Buyer shall promptly return all such amounts withheld to Seller.

ARTICLE I

Closing

Section I.1 Closing

. The closing of the purchase and sale of the Stock as contemplated herein (the “Closing”) shall occur at the offices of Seller on (a) March 31, 2019, if all of the conditions set forth in Sections 3.3, 3.4 and 3.5 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time) have been satisfied or waived prior to March 31, 2019, (b) the third (3rd) Business Day following satisfaction or waiver of the conditions set forth in Sections 3.3, 3.4 and 3.5 (other than those conditions that by their nature are to be satisfied at Closing, but subject to the satisfaction or waiver of those conditions at such time), if such satisfaction or waiver does not occur prior to March 31, 2019, or (c) such other time, place and date as the parties hereto shall mutually agree. Except as otherwise set forth herein or required by Law, the Closing shall be deemed effective as of 11:59 P.M. local time in Salem, New Hampshire on the day of Closing (the “Closing Date”).

Section I.2 Closing Deliverables

.

(a) At Closing, the Seller shall deliver, or cause to be delivered, to the Buyer each of the following:

(i) As required by Section 3.4(h), certificates evidencing the Stock duly endorsed in blank or accompanied by powers duly executed in blank or other duly executed instruments of transfer as required in order to validly transfer title in and to the Stock, and, to the extent the Stock is not certificated, other customary evidence of ownership satisfactory to the Buyer;

(ii) The certificates required under Section 3.4(a), (b), (e), and (i);

(iii) As required under Section 3.4(g), a certificate of good standing for each Subsidiary of a date within three (3) Business Days of the Closing Date issued by the applicable agency in its jurisdiction of organization or formation, except for Nogales, which certificate of good standing issued by the applicable agency shall be applied for upon execution of this Agreement, shall be effective as of the date issued by the applicable agency and shall be provided to Buyer upon receipt. In the event the Closing Date is extended past April 1, 2019, Seller shall use good faith efforts to obtain a reissued good standing certificate for Nogales;

(iv) Duly executed resignations, effective as of the Closing, of each officer, director and manager of each Subsidiary as provided in Section 3.4(f);

(v) The Transition Services Agreement;

(vi) As provided in Section 3.4(c), each of the consents, approvals, and waivers that are listed on Schedule 4.3;

(vii) A duly executed certificate of non-foreign status of the Seller, substantially in the form of the sample certification set forth in Treasury Regulation Section 1.1445-2(b)(2)(iv)(B) (a “FIRPTA Certificate”); provided, that if the Seller fails to provide a FIRPTA Certificate, the Buyer shall be entitled to proceed with the Closing and be entitled to withhold the amount required to be withheld pursuant to Section 1445 of the Code from any payment made hereunder;

(viii) A duly executed IRS Form W-9 in a form and substance reasonably acceptable to the Buyer, and any other Tax forms as may be reasonably requested by the Buyer;

(ix) All certificates evidencing the capital stock, quotas and other equity interests of each of the Subsidiaries;

(x) The IP Release; and

(xi) Such other documents as the Buyer may reasonably request to give effect to this Agreement or the Transaction Documents.

(b) At Closing, the Buyer shall deliver, or cause to be delivered, to the Seller the following:

(i) The Closing Purchase Price in accordance with Section 2.3;

(ii) The certificates required to be delivered pursuant to Section 3.5(a), (b), and (d);

(iii) As provided in Section 3.5(e), a certificate of good standing for the Buyer as of a date within three (3) Business Days of the Closing issued by the applicable agency in its jurisdiction of formation;

(iv) The Transition Services Agreement; and

(v) Such other documents as the Seller may reasonably request to give effect to this Agreement or the Transaction Documents.

Section I.3 Conditions to Closing and Obligations of All Parties

. The obligations of the Buyer and the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or waiver by such party, at or prior to the Closing, of each of the following conditions:

(a) No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b) No Legal Proceedings shall have been instituted or threatened, or claim or demand made, seeking to restrain, delay, invalidate, set aside or prohibit, or to impose any conditions on, the Closing or to obtain material damages with respect to the consummation of the transactions contemplated in this Agreement.

(c) The applicable waiting periods (and any extension thereof) under the Antitrust Laws shall have expired or been terminated and all authorizations, Governmental Orders or consents from any Governmental Authority required to permit the consummation of the transactions contemplated by the Transaction Documents under any Antitrust Law shall have been obtained.

Section I.4 Conditions to Buyer’s Obligation to Close

. The obligations of the Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by the Seller or waiver by the Buyer, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Seller set forth in the Transaction Documents (other than the Seller Fundamental Representations) shall be true and correct (without giving effect to any qualification or limitation as to “materiality,” “Material Adverse Effect,” or similar terms, words or phrases set forth therein) as of the Closing Date or as of the date contained therein, if different from the Closing Date, except to the extent that any inaccuracies in such representations and warranties, in the aggregate, will not have a Material Adverse Effect on the Business, and Seller shall have delivered to the Buyer a Secretary’s certificate to such effect. The Seller Fundamental Representations shall be true and correct as of the Closing Date or as of the date contained therein, if different from the Closing Date, and Seller shall have delivered to the Buyer a Secretary’s certificate to such effect.

(b) The Seller shall have performed and complied in all material respects with all covenants, obligations and agreements contained in the Transaction Documents required to be performed or complied with by the Seller on or prior to the Closing Date, and the Seller shall have delivered to the Buyer a Secretary’s certificate to such effect.

(c) All consents, approvals, and waivers that are listed on Schedule 4.3 shall have been received and shall be in form and substance reasonably satisfactory to the Buyer.

(d) The items deliverable pursuant to Section 3.2(a) shall have been delivered to the Buyer.

(e) The Buyer shall have received a certificate signed by the Seller’s Secretary or an Assistant Secretary (or equivalent officer), dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors of the Seller authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, if necessary for the consummation thereof, and that all such resolutions are in full force and effect and (ii) the names, positions and signatures of the officers of the Seller authorized to sign this Agreement, the Transaction Documents and the other documents and instruments delivered hereunder and thereunder.

(f) The Buyer shall have received resignations of the directors, officers and managers of each Subsidiary that are requested in writing by the Buyer no less than three (3) Business Days prior to the Closing Date.

(g) The Seller shall have delivered to the Buyer a good standing certificate (or its equivalent) as of a date within three (3) Business Days of the Closing Date for each Subsidiary from the secretary of state or similar Governmental Authority of the jurisdiction in which the Subsidiary is organized.

(h) The Seller shall have delivered, or caused to be, as applicable, to the Buyer stock certificates evidencing the Stock, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

(i) Since the date of this Agreement, there shall not have occurred and be continuing a Material Adverse Effect and the Seller shall have delivered to the Buyer a Secretary’s certificate to such effect.

(j) The Pre-Closing Restructuring shall have been completed on terms reasonably satisfactory to the Buyer.

(k) The Seller shall have delivered to the Buyer such other documents and instruments as the Buyer has reasonably requested and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section I.5 Conditions to Seller’s Obligation to Close

. The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment by the Buyer or the waiver by the Seller, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Buyer set forth in the Transaction Documents (other than the Buyer Fundamental Representations) shall be true and correct (without giving effect to any qualification or limitation as to “materiality” or similar terms, words or phrases set forth therein) in all material respects as of the Closing Date or as of the date contained therein, if different from the Closing Date and the Buyer shall have delivered a Secretary or Assistant Secretary’s certificate to such effect. The Buyer Fundamental Representations shall be true and correct as of the Closing Date or as of the date contained therein, if different from the Closing Date, and the Buyer shall have delivered to the Seller a Secretary or Assistant Secretary’s certificate to such effect.

(b) The Buyer shall have performed and complied in all material respects with all covenants, obligations and agreements contained in the Transaction Documents required to be performed or complied with by the Buyer on or prior to the Closing Date, and the Buyer shall have delivered to the Seller a Secretary or Assistant Secretary’s certificate to such effect.

(c) The items deliverable pursuant to Section 3.2(b) shall have been delivered to the Seller.

(d) The Seller shall have received a certificate signed by the Buyer’s Secretary or Assistant Secretary (or equivalent officer), dated as of the Closing Date, certifying (i) that attached thereto are true and complete copies of all resolutions adopted by the board of directors or similar governing body of the Buyer authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, if necessary for the consummation thereof, and that all such resolutions are in full force and effect and (ii) the names and signatures of the officers of the Buyer authorized to sign this Agreement, the Transaction Documents and the other documents and instruments delivered hereunder and thereunder.

(e) The Buyer shall have delivered to the Seller a good standing certificate (or its equivalent) of a date within three (3) Business Days of the Closing Date for the Buyer from the secretary of state or similar Governmental Authority of the jurisdiction in which the Buyer is organized.

(f) The Buyer shall have delivered to the Seller such other documents and instruments as the Seller has reasonably requested and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE II

Representations and Warranties of Seller

Except as set forth in the correspondingly numbered Schedules, the Seller represents and warrants to the Buyer that the statements contained in this Article IV are true and correct as of the date hereof and as of the Closing.

Section II.1 Organization and Authority of the Seller

. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the other Transaction Documents to which it is a party, the performance by the Seller of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Seller, and (assuming due authorization, execution and delivery by the Buyer) constitutes, and each Transaction Document when executed and delivered by the Seller and each Subsidiary party thereto, and, assuming the due authorization, execution and delivery of such Transaction Document by the Buyer or its applicable Affiliate, will constitute, a legal, valid and binding obligation of the Seller and the applicable Subsidiary, enforceable against the Seller or each Subsidiary, as applicable, in accordance with its terms. Except as set forth on Schedule 4.1, no vote or other approval of the stockholders of Seller or any Subsidiary is required in connection with the execution, delivery or performance of this Agreement and the Transaction Documents or to consummate the transactions contemplated by this Agreement and the Transaction Documents in accordance with the terms hereof and thereof, whether by reason of applicable Law, the organizational documents of Seller or any Subsidiary, the rules or requirements of any securities exchange, or otherwise.

Section II.2 Organization, Qualification, Authority and Capitalization of the Group

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(a) Each Subsidiary is either a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation or organization. Each Subsidiary has full corporate or limited liability company power and authority to enter into any Transaction Documents to which it is or will be a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each Subsidiary, as applicable, of the Transaction Documents to which it is or will be a party, the performance by each such Subsidiary of its obligations thereunder, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite corporate or limited liability company action. Each Subsidiary has full corporate or limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as is currently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the conduct of its business requires such qualification. The issued and outstanding shares of stock, quotas or equity interests, as applicable, of each Subsidiary set forth in this Section 4.2 are duly authorized, validly issued, fully paid and non-assessable, and are owned of record and beneficially, free and clear of all Encumbrances. None of such shares of stock, quotas or equity interests were issued in violation of any agreement, arrangement or commitment to which the Seller or the respective Subsidiary is a party or is subject to or in violation of any preemptive or similar rights of any Person. Other than as set forth in this Section 4.2, there are no outstanding, authorized, reserved or issued shares of common stock, quotas, preferred stock, equity interests, options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any nature relating to the capital stock, quotas or equity interests of any Subsidiary, including any convertible, exercisable, or exchangeable securities or other ownership interest in any Subsidiary convertible or exchangeable into or exercisable for any securities of any Subsidiary. Except as set forth on Schedule 4.14(a), no Subsidiary has outstanding, authorized, reserved or issued any stock appreciation, phantom stock, profit participation or similar rights.  There are no voting trusts, stockholder agreements, preemptive or other outstanding rights, subscriptions, redemption rights, repurchase rights, proxies or other agreements or understandings in effect with respect to the voting, subscription, acquisition, issuance or transfer of any of the equity interests of any Subsidiary. No Subsidiary has any outstanding bonds, debentures, notes or other obligations that provide the holders thereof the right to vote (or are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of such Subsidiary on any matter.

(b) Schedule 4.2(b) sets forth a true and accurate list of each jurisdiction in which each Subsidiary is duly licensed or qualified to do business and is in good standing.

(c) With respect to the Company: The authorized capital stock of Company consists of One Thousand (1,000) shares of common stock, par value $1.00, of which One Hundred (100) shares are issued and outstanding and constitute the Stock, with Seller owning all issued and outstanding shares. The Company owns equity interests in AAI, BKI, Nogales and UFS. Except for the foregoing, the Company does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(d) With respect to AAI: Company is the record owner of and has good and valid title to 100% of the total issued and outstanding membership interests in AAI, free and clear of all Encumbrances. AAI owns equity interests in APW, BP and Nogales. Except for the foregoing, AAI does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(e) With respect to APW: AAI is the record owner of and has good and valid title to 100% of the total issued and outstanding membership interests in APW, free and clear of all Encumbrances. APW does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(f) With respect to BKI: The authorized capital stock of BKI consists of One Thousand (1,000) shares of common stock, par value $1.00, of which One Hundred (100) shares are issued and outstanding, with Company owning all issued and outstanding shares. BKI does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(g) With respect to BP: AAI is the record owner of and has good and valid title to 100% of the total issued and outstanding membership interests in BP, free and clear of all Encumbrances. BP does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(h) With respect to Nogales: The authorized capital stock of Nogales consists of 500 quotas of common stock, par value 100 Mexican Pesos, of which 500 quotas are issued and outstanding, with Company owning 499 quotas and AAI owning 1 quota. Nogales does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

(i) With respect to UFS: Company is the record owner of and has good and valid title to 100% of the total issued and outstanding membership interests in UFS, free and clear of all Encumbrances. UFS does not own or have any interest in any shares, or have any other ownership interest in, any other Person.

Section II.3 Conflicts; Consents of Third Parties

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(a) The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or result in a violation or breach of, or default under, with or without notice or lapse of time or both, any provision of the certificate of incorporation, by-laws, limited liability company agreement or other organizational documents of the Seller or any Subsidiary;

(ii) conflict with or result in a violation or breach of, or default under, with or without notice or lapse of time or both, any provision of any Law or any Governmental Order applicable to the Seller or any Subsidiary or any of their respective properties or assets;

(iii) except as set forth in Schedule 4.3(a), require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel (A) any Material Contract to which the Seller or any Subsidiary is a party or is bound, or to which any of their respective properties or assets are subject, where such acceleration, termination, modification or cancellation would be material to the Business, or (B) any Material Permit affecting the properties, assets or business of any Subsidiary; or

(iv) result in the creation or imposition of any Encumbrance, other than Permitted Encumbrances, on any properties or assets of any Subsidiary.

(b) No consent, approval, Permit, Governmental Order, or declaration or filing with or notice to any Governmental Authority is required by or with respect to the Seller or any Subsidiary in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under applicable Antitrust Laws as set forth on Schedule 4.3(b) and except as otherwise set forth in Schedule 4.3(b).

Section II.4 Financial Statements

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(a) The Seller has delivered to the Buyer true, correct and complete copies of the Group Financial Statements and the Interim Financial Statements, each of which are set forth on Schedule 4.4(a). The Group Financial Statements and Interim Financial Statements are aligned with and derived from the Seller’s internal system of financial controls that are used to create the Seller’s Audited Financial Statements. The Group Financial Statements and Interim Financial Statements, except as set forth in Schedule 4.4(a), have been prepared in accordance with GAAP applied on a consistent basis, consistent with the accounting practices and policies utilized by the Seller in Seller’s Audited Financial Statements. Except as set forth in Schedule 4.4(a), the Group Financial Statements and the Interim Financial Statements fairly present, in all material respects, the consolidated financial condition of the Group, as of the respective dates, and for the respective periods, contained therein.

(b) The Subsidiaries, and the Seller with respect to the Business, maintain accurate books and records reflecting their assets and Liabilities and maintain internal accounting controls that are designed to provide reasonable assurance that: (i) transactions are executed with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of their financial statements and to maintain accountability for their assets; (iii) access to their assets is permitted only in accordance with management’s authorization; and (iv) the reporting of their assets is compared with existing assets at regular intervals.

(c) None of the Subsidiaries, or the Seller with respect to the Business, and none of their respective directors, managers, officers, employees or representatives, have received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to Seller’s Knowledge, oral, regarding the accounting or auditing practices, procedures, methodologies or methods or internal accounting controls of any Subsidiaries, or the Seller with respect to the Business, including any complaint, allegation, assertion or claim that any Subsidiary, or the Seller with respect to the Business, has engaged in improper accounting or auditing practices.

(d) The accounts receivable reflected on each of the balance sheets of the Financial Statements and accounts receivable arising after the date of the most recent Seller’s Audited Financial Statements (the “Audited Financial Statement Date”) and reflected on the books and records of the Subsidiaries, or Seller with respect to the Business, (i) arose in the ordinary course of business from bona fide arm’s-length transactions for the sale of goods or performance of services, (ii) are valid and (iii) are collectible in the ordinary course of business (subject to reserves reflected in the Financial Statements) and are not subject to known counterclaims or setoffs. To Seller’s Knowledge, there are no facts or circumstances which would result in a material increase in the uncollectibility of the accounts receivable. Except as set forth on Schedule 4.4(d), since the Audited Financial Statement Date, no Subsidiary has, and the Seller with respect to the Business has not, cancelled, or agreed to cancel, in whole or in part, any accounts receivable except in the ordinary course of business.

(e) Consistent with GAAP and Seller’s past policies, practices and procedures, all of the inventories of the Subsidiaries, whether reflected in the Group Financial Statements, Interim Financial Statements or otherwise, consist of a quality and quantity usable and salable in the ordinary and usual course of business, except for items of obsolete materials and materials of below-standard quality, all of which items have been written off or written down in the Group Financial Statements or Interim Financial Statements to fair market value or for which adequate reserves have been provided therein.

Section II.5 Undisclosed Liabilities

. Neither the Seller with respect to the Business, nor any Subsidiary, has, and no condition, situation or state of facts exists that would be reasonably expected to result in, any Indebtedness, obligations or Liabilities of any nature,  except (a) as are already adequately and expressly reflected or reserved against on the Financial Statements, (b) those incurred in the ordinary course of business consistent with past practice since the Group Financial Statement Date, (c) those incurred under or in accordance with this Agreement or any other Transaction Document, (d) those that, individually or in the aggregate, would not be material to any Subsidiary or the Business, or (e) those for which Seller is required to separately indemnify Buyer under Section 10.1(g).  As of the Closing Date, neither the Company nor any Subsidiary has any Indebtedness.

Section II.6 Absence of Certain Events and Conditions

. Since the Audited Financial Statement Date, and other than as set forth on Schedule 4.6,

(a) the Business has been operated in the ordinary course of business consistent with past practice in all material respects,

(b) there has not been any event, occurrence, fact, circumstance, effect, development, condition or change that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,

(c) no Subsidiary has suffered substantial damage, destruction or other casualty loss, or forfeiture of, any property or assets, whether or not covered by insurance, and

(d) no Subsidiary has

(i) other than with respect to acquisitions of inventory in the ordinary course of business consistent with past practice, made any acquisition of any assets in excess of $50,000 in the aggregate,

(ii) sold, assigned, transferred, pledged, conveyed, leased, licensed, disposed of, mortgaged, encumbered, abandoned or allowed to lapse any assets (including Real Property) in excess of $50,000 in the aggregate other than Permitted Encumbrances and sales of inventory in the ordinary course of business,

(iii) made or committed to make any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate,

(iv) accelerated the vesting or payment of any compensation or benefits under any Benefit Plan,

(v) other than in the ordinary course of business consistent with past practice, (A) hired, promoted or terminated the employment (other than for cause) of any employees of the Group, or (B) engaged or terminated the engagement (other than for cause) of any independent contractors of the Group,

(vi) changed any method of financial or Tax accounting or financial or Tax accounting practice, policy, period or internal control procedures, other than such changes required by GAAP or Law,

(vii) (A) made, changed or revoked any material Tax election, (B) agreed to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, (C) entered into any closing agreement with respect to any Tax, (D) surrendered any right to claim a Tax refund, or (E) settled any claim or assessment in respect of a material amount of Taxes, or

(viii) settled or compromised any Legal Proceeding, or entered into any consent decree or settlement agreement with any Governmental Authority, against or affecting the Business.

Section II.7 Title, Sufficiency and Condition of Assets

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(a) Except as set forth in Schedule 4.7(a), a Subsidiary has good and marketable title to, or has valid and enforceable rights to use, all of the assets and properties, real, personal and mixed, reflected in the most recently provided Interim Financial Statements, except for those assets that have been sold in the ordinary course of business consistent with past practice subsequent to the Audited Financial Statement Date, in each case free and clear of Encumbrances, other than the Permitted Encumbrances.

(b)

(i) Except as set forth on Schedule 4.7(b)(i), (A) the assets and properties, tangible and intangible and real, personal and mixed, showing in the most recently provided Interim Financial Statement constitute all of the assets and properties, tangible and intangible and real, personal and mixed, necessary for the conduct of the Business in substantially the same manner in which the Business is currently being conducted and (B) the Seller and its Affiliates (other than a Subsidiary) do not (x) own any Intellectual Property used in the Business or (y) except for third party Intellectual Property used to provide services pursuant to the Transition Services Agreement, use any third party Intellectual Property used in the Business.

(ii) Except as set forth in Schedule 4.7(b)(ii), the assets and properties of the Subsidiaries are in reasonable operating condition and repair (subject to normal wear and tear), and are adequate for the uses to which they are being put and none of such assets or properties is in need of maintenance or repair except for ordinary, routine maintenance and repairs.

(c) Each Subsidiary carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering each Subsidiary, the Business and the assets thereof, in each case, against such risks as the Seller reasonably believes is generally maintained by companies of established repute engaged in the same or similar business and sufficient and reasonably necessary to conduct the Business in all material respects, and all such insurance is in full force and effect.

Section II.8 Material Contracts and Permits

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(a) Schedule 4.8 sets forth a complete and accurate list of each of the Material Contracts currently in effect, of which a correct and complete copy of each has been provided to the Buyer. Each Material Contract is legal, valid and binding on, and enforceable against, the specified Subsidiary, as the case may be, and, to Seller’s Knowledge, each counterparty, in accordance with its terms, and is in full force and effect. None of the Seller or such Subsidiary or, to Seller’s Knowledge, any other party to any such Material Contract, is in breach of or default under, in any material respect, or has provided or received any notice of any intention to terminate, any such Material Contract. To Seller’s Knowledge, no event or circumstance has occurred that, with notice or lapse of time or both, would constitute a breach or an event of default under any Material Contract, or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

(b) With the exception of Environmental Permits, which are addressed in Section 4.13, each Subsidiary currently has all Material Permits, each of which is valid and in full force and effect, required to operate the Business as is presently conducted.

Section II.9 Real Property

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(a) Schedule 4.9(a) lists: (i) with respect to the Owned Real Property, the street address, of each parcel, and the owner of such Owned Real Property; (ii) with respect to the Leased Real Property, (A) the street address of such Leased Real Property, (B) the applicable lease, sublease, license or other use or occupancy agreement pursuant to which the applicable Subsidiary is granted the right to use or occupy such Leased Real Property, including all amendments, extensions or guarantees related thereto (each, a “Lease”), (C) the landlord and tenant under each Lease, (D) the rental amount currently being paid, and (E) the expiration of the term of each Lease; (iii) the current use of each parcel of Real Property; and (iv) the street address of each parcel of real property previously owned by any Subsidiary.  Except as set forth on Schedule 4.9(a), neither the Company nor any Subsidiary has ever owned any real property other than the Owned Real Property.

(a) The listed Subsidiary has good and marketable fee simple title to, or a valid leasehold interest in, (i) all Real Property and (ii) all personal property and other assets reflected in the most recent Interim Financial Statements and acquired after the date of the most recent Interim Financial Statements, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with Section 6.1(a).  All Real Property and all such other properties and assets (including leasehold interests) are free and clear of Encumbrances, except for Permitted Encumbrances.

(a) The Seller has delivered or made available to the Buyer true, complete and correct copies of the deeds and other instruments by which the applicable owner of such property acquired the Owned Real Property and all title commitments, reports or policies, all surveys or plats and all engineering or zoning reports in the Seller’s or any Subsidiary’s possession, in each case which relate to the Real Property.

(a) Seller has delivered or made available to the Buyer true, complete and correct copies of each Lease. Except as set forth on Schedule 4.9(d), there are no leases, subleases, licenses or other agreements granting to any other Person any right to the possession, lease, use, occupancy or enjoyment of any Real Property and there are no outstanding options or rights of first refusal to purchase the Owned Real Property, or any portion thereof or interest therein.

(a) The Real Property, and the use and operation of the Real Property in the conduct of the Business does not violate in any material respect any Law (including, without limitation, Laws relating to zoning, fire and public health and safety), covenant, condition, restriction, easement, license, permit, or agreement.  The Owned Real Property is assessed by local property assessors as a tax parcel or parcels separate from all other tax parcels.  To Seller’s Knowledge, no material improvements existing on the Real Property encroach on real property owned or leased by any third party.  There are no Legal Proceedings pending nor, to the Sellers’ Knowledge, threatened against, the Real Property in the nature of condemnation or eminent domain proceedings.  The Real Property is all of the real property that is used in connection with the conduct of the Business as currently conducted.

Section .1 Tangible Personal Property

. Except as set forth in Schedule 4.10, each Subsidiary, as applicable, has good title to, or has valid and enforceable rights to use, all of the items of tangible personal property included in the assets of the Group, free and clear of Encumbrances, other than Permitted Encumbrances.

Section .2 Intellectual Property

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(a) Schedule 4.11(a) lists all (i) Intellectual Property Registrations and (ii) Intellectual Property Agreements.  Except as set forth in Schedule 4.11(a), the Company or a Subsidiary, as applicable, is party to all Intellectual Property Agreements. Except as set forth in Schedule 4.11(a), the Company or a Subsidiary, as applicable, owns or has the right to use all Intellectual Property necessary for the conduct of the Business as currently conducted. Except as set forth in Schedule 4.11(a), all of the Intellectual Property Registrations are valid, subsisting and enforceable, and have not been abandoned, expired or cancelled.  Except as set forth in Schedule 4.11(a), all inventors listed on any patent application included in the Intellectual Property Registrations have executed written assignments of such application and all Intellectual Property rights related thereto in favor of the Company or a Subsidiary, as applicable.  Except as set forth on Schedule 4.11(a): the Company or a Subsidiary, as applicable, is the sole and exclusive record and beneficial owner of all right, title and interest in and to all of the Intellectual Property Assets, free and clear of all Encumbrances other than Permitted Encumbrances.

(a) The conduct of the Business as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any Person. To Seller’s Knowledge, no Person is infringing or otherwise violating any of Intellectual Property Assets.

(a) Except as set forth on Schedule 4.11(c), each Person (including independent contractors and any Affiliate of the Seller (other than the Group)) that has developed Intellectual Property on behalf of the Business has executed a written assignment of all such Intellectual Property in favor of the Company or a Subsidiary. Except as set forth on Schedule 4.11(c), no current or former Affiliate, partner, director, equity holder, officer or employee of the Company or any Subsidiary will, after giving effect to the transactions contemplated hereby, own or retain any rights to use any Intellectual Property used or held for use primarily in the Business.

(a) The Seller and the Subsidiaries have taken reasonable measures to protect the confidentiality of trade secrets used in the Business, including requiring Persons having access thereto to execute written non-disclosure agreements.

(a) The consummation of the transactions contemplated hereby will not result in the loss or impairment of the Company’s and the Group’s right to own or use any Intellectual Property used by the Business as currently conducted, nor will it require the payment of any additional amounts to or require the consent of any Governmental Authority or any other Person with respect to any such Intellectual Property.

(a) The Intellectual Property owned by the Company and the Subsidiaries, together with the Intellectual Property licensed to the Company and the Subsidiaries pursuant to the Intellectual Property Agreements, is sufficient for the continued conduct of the Business after the Closing in the same manner as it is currently conducted.

(a) Except as set forth on Schedule 4.11(g), the Subsidiaries maintain disaster recovery plans that are adequate to ensure that the computer hardware, computer Software and data used in the Business can be replaced or substituted without material disruption to the Business. Except as set forth on Schedule 4.11(g), there has been no material issue in relation to the information technology systems used by the Business (including issues relating to computer hardware and computer Software), including by way of interrupted service, bugs, worms, Trojans, viruses or other malware (including ransomware), nor have such issues hindered the conduct of the Business.

(a) The Seller and the Subsidiaries have adequate procedures in place designed to ensure internal and external security of the computer hardware, computer Software and data used or held for use in the Business, including procedures for preventing unauthorized access, preventing the introduction of viruses and making and storing on-site and off-site back-up copies of the computer Software and data. Except as set forth on Schedule 4.11(h), there have been no security breaches in the information technology systems used by the Business that have resulted in any unauthorized access to or disclosure of any confidential information used or held for use in the Business.

(a) The Company or a Subsidiary is in possession of a complete copy of the source code to any Software included in the Intellectual Property Assets and no third party has a copy of that source code.

(a) To the extent any “open source” or “copyleft” software (collectively “Open Source Software”) is used in the Business, the Seller and the Group are in compliance in all respects with the terms of any such Open Source Software licenses, and neither the Seller nor any Subsidiary is required under any such license to (i) make or permit any disclosure or to make available any source code for their (or any of their licensors’) proprietary software that is included in the Intellectual Property Assets or (ii) distribute or make available any of the proprietary software that is included in the Intellectual Property Assets (or to permit any such distribution or availability).

Section .1 Taxes

. Except as set forth in Schedule 4.12:

(a) All income and other material Tax Returns required to be filed on or before the Closing Date by a Subsidiary, or the Seller (or its Affiliates) with respect to the Business, have been duly and timely filed with the appropriate taxing authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are, or will be, true, complete and correct in all material respects.  All Taxes due and payable by a Subsidiary, or by the Seller (or its Affiliates) with respect to the Business, in each case whether or not shown on any Tax Return, have been, or will be, fully and timely paid when due.

(a) Each Subsidiary has, and with respect to the Business, its Affiliates have, complied in all material respects with all Laws relating to the payment, collection, and withholding of Taxes (including to any employee, independent contractor, creditor, customer, or shareholder) and have duly and timely collected or withheld and paid over to the appropriate taxing authorities all material amounts required to be so collected or withheld and paid over under all Laws.

(a) No claim has been made or asserted by any taxing authority in any jurisdiction where the Seller or a Subsidiary do not currently file Tax Returns that any of the Seller (with respect to the Business) or a Subsidiary is or may be subject to taxation by that jurisdiction.

(a) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of a Subsidiary, or the Seller (or its Affiliates) relating to the Business.

(a) Schedule 4.12(e) sets forth:

(i) the taxable years as to which the applicable statutes of limitations on the assessment and collection of Taxes have not expired;

(i) those years for which examinations by the taxing authorities have been completed; and

(i) those taxable years for which examinations by taxing authorities are presently being conducted.

(a) Except as set forth on Schedule 4.12(f), the Seller has made available to the Buyer copies of all complete or relevant sections or pro forma US federal, state and local, as well as all complete or relevant sections or pro forma non-US income Tax Returns, and all other material complete or relevant sections or pro forma Tax Returns (including property, sales and use, profits, and VAT) filed by or with respect to a Subsidiary and/or the Business for all tax periods ending after June 30, 2015, and all examination reports and statements of deficiencies assessed against, or agreed to by or with respect to a Subsidiary and/or the Business, for all tax periods ending after June 30, 2015.

(a) Schedule 4.12(g) sets forth:

(i) all jurisdictions in which a Subsidiary, or the Seller (or its Affiliates) with respect to the Business, is subject to Tax, are engaged in business or have a permanent establishment;

(i) the types of Taxes paid and the types of Tax Returns filed by a Subsidiary, or by the Seller with respect to the Business, in any jurisdiction;

(i) all of the jurisdictions that impose such Taxes and/or the duty to file such Tax Returns;

(i) any gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8 entered into by a Subsidiary or by the Seller (or its Affiliates) with respect to the Business; and

(i) any transfer of an intangible asset which would be subject to the rules of Section 367(d) of the Code.

(a) Except as set forth on Schedule 4.12(h), neither the Company nor the Subsidiaries are “controlled foreign corporations” as defined in Section 957(a) of the Code, have never been “passive foreign investment companies” as defined in Section 1297 of the Code, and are not “surrogate foreign corporations” as defined in Section 7874(a)(2)(B) of the Code.  The Company does not have an investment in “United States property” within the meaning of Section 956 of the Code.

(a) All material deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or related to a Subsidiary, or the Seller with respect to the Business, have been fully paid.

(a) Except as set forth on Schedule 4.12(j), there are no audits or other actions or investigations by any taxing authority currently ongoing or pending with respect to any Taxes of any Subsidiary, or the Seller (or its Affiliates) with respect to the Business, nor has the Seller or a Subsidiary received any notice from any taxing authority that it intends to conduct any such an audit, action, or investigation of or related to a Subsidiary or the Business. Except as set forth on Schedule 4.12(j), there are no matters under discussion with any taxing authority with respect to Taxes that are likely to result in an additional Liability for Taxes with respect to a Subsidiary, or the Seller (or its Affiliates) with respect to the Business. Except as set forth in Schedule 4.12(j), no power of attorney that would be in force after the Closing Date has been granted by or with respect to a Subsidiary, or the Seller (or its Affiliates) with respect to the Business, with respect to any matter relating to Taxes.

(a) There are no Encumbrances for Taxes upon any assets of a Subsidiary, except for Encumbrances arising as a matter of Law relating to current Taxes not yet due.

(a) As of the Closing Date, no Subsidiary is a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement.

(a) Except as set forth on Schedule 4.12(m), no Subsidiary has been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes.  Each Subsidiary has no liability for Taxes of any Person (other than the Subsidiary) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Tax Law), as transferee or successor, by contract or otherwise.

(a) No Subsidiary is or has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

(a) No private letter rulings, technical advice memoranda or similar rulings have been requested by or with respect to a Subsidiary, or entered into or issued by any taxing authority with respect to Taxes of a Subsidiary.

(a) No Subsidiary has been a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355 of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

(a) No Subsidiary has ever participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b).

(a) No Subsidiary will be required to include any material item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code or adjustment under Section 482 of the Code (or in each case under any corresponding provision of state, local or foreign income Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, (iii) deferred intercompany transaction entered into prior to the Closing Date, (iv) prepaid amount received on or prior to the Closing Date or (v) election under Section 108(i) of the Code.

(a) All transactions entered into by any Subsidiary have been entered into on an arm’s length basis, and each Subsidiary has, if applicable, prepared transfer pricing documentation in accordance with applicable Tax Law.

(a) For any Post-Closing Tax Period, no Subsidiary is required to, or will be required to, include any amounts in income or pay any Taxes as a result of Section 965 of the Code.

(a) Nogales currently is treated as a maquiladora under the Laws of Mexico. The Government of Mexico has issued a maquiladora permit to Nogales in accordance with the Laws of Mexico, and Nogales has taken any actions necessary to maintain such permit.

Section .1 Environmental Matters

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(a) Except as set forth in Schedule 4.13(a), the operations of each Subsidiary and the Business are in material compliance with all Environmental Laws. Neither the Seller nor any Subsidiary has received from any Person, with respect to the Business, any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) Each Subsidiary has those Environmental Permits necessary for the conduct of the Business as currently conducted.  Except as set forth in Schedule 4.13(b), each Subsidiary has obtained and is in material compliance with all such material Environmental Permits.

(c) None of the Real Property is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA or any similar state list.

(d) Except as set forth on Schedule 4.13(d), there has been no material Release of Hazardous Materials by any Subsidiary, at any Real Property or, to Seller’s Knowledge, that would otherwise be expected to result in an Environmental Claim against or affecting the Business, any Subsidiary, or any Real Property.  Neither the Seller nor any Subsidiary has received any Environmental Notice alleging that any Real Property has been contaminated with any Hazardous Material or that the Business or any Subsidiary has any material liability which, in each case, would reasonably be expected to result in an Environmental Claim, or a violation of Environmental Law or termination of any material Environmental Permit.

(e) The Seller has made available to the Buyer all material environmental reports, studies, audits, records, sampling data, site assessments, notices, claims, correspondence and other similar documents with respect to the Business, a Subsidiary, and the Real Property which are in the possession or control of the Seller or a Subsidiary.

Section .2 Employee Benefits

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(a) Schedule 4.14(a) contains a correct and complete list of each material “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), whether or not subject to ERISA, and any retirement, employment, individual consulting, incentive, bonus, stock option, restricted stock, stock appreciation right, equity or equity-based, phantom equity, change in control, retention, severance, deferred compensation, vacation, paid time off, welfare and fringe-benefit, retiree medical and other compensation or benefit agreement, plan, policy, and program, whether oral or written and whether or not funded, in effect and covering any past or present employees or other individual service providers (or the beneficiaries or dependents of such persons) of the Group that is entered into, maintained, sponsored, contributed to, or required to be contributed to for the benefit of any past or present employee or other individual service provider of the Group, or with respect to which any member of the Group has any liability, actual or contingent (as listed on Schedule 4.14(a), each, a “Benefit Plan”). The Seller has separately identified in Schedule 4.14(a): (i) each Benefit Plan that contains a change in control provision; and (ii) each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to for the benefit of any past or present employee or other individual service provider of any Subsidiary located outside of the United States (each, a “Non-U.S. Benefit Plan”).

(b) Except as set forth on Schedule 4.14(b), with respect to each Benefit Plan (including each Non-US Benefit Plan), the Seller has made available to the Buyer accurate and complete copies of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust, custodial, administration and similar agreements, together with all amendments; (iv) copies of any summary plan descriptions, summaries of material modifications, employee handbooks and any other written communications (or a description of any oral communications) relating to any such Benefit Plan; (v) where applicable, the most recent annual report (Form 5500) required to be filed with the Internal Revenue Service with respect to such Benefit Plan; (vi) the most recent determination or opinion letter issued by the Internal Revenue Service with respect to any such Benefit Plan intended to be tax-qualified under Section 401(a) of the Code; and (vii) all non-routine, written communications and filings with any Governmental Authority that were sent or received in the last three years.

(c) Each Benefit Plan (including each Non-US Benefit Plan) has been established and administered in all material respects in accordance with its terms and in compliance with all Laws applicable to such Benefit Plans in each relevant jurisdiction, including but not limited to ERISA and the Code. Except as set forth on Schedule 4.14(c), there are no audits, inquiries or proceedings pending or, to Seller’s Knowledge, threatened by the Internal Revenue Service, the Department of Labor or any other Governmental Authority with respect to any Benefit Plan. There are no pending or, to Seller’s Knowledge, threatened actions, suits or claims by or on behalf of any Benefit Plan or otherwise relating to any Benefit Plan (other than routine claims for benefits in the normal course). Neither the Seller or any Subsidiary nor any of their respective directors, officers, employees or agents has engaged in or been a party to any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan.

(d) Each Benefit Plan intended to be tax-qualified under Section 401(a) of the Code has timely received or applied for a favorable determination letter from the Internal Revenue Service or is entitled to rely on a favorable opinion letter from the Internal Revenue Service, in either case, that has not been revoked, and nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to adversely affect such qualification.

(e) Except as set forth in Schedule 4.14(e), no Benefit Plan is, and neither the Seller or any Subsidiary nor any of their respective ERISA Affiliates (as defined below) sponsors, maintains, contributes to, or has ever sponsored, maintained, contributed to, or has any Liability with respect to (i) a single employer plan or other pension plan that is subject to Section 302 or Title IV of ERISA or Section 412 or 4971 of the Code, (ii) a “multiemployer plan” within the meaning of Section 3(37) of ERISA, (iii) a plan that has two or more contributing sponsors, at least two of whom are not under common control, within the meaning of Section 4063 of ERISA, (iv) a plan maintained by more than one employer, within the meaning of Section 413(c) of the Code, or (v) a “multiple employer welfare arrangement” as described in ERISA Section 3(40). For purposes of this Agreement, “ERISA Affiliate” means any entity (whether or not incorporated) which together with the Seller or any Subsidiary would be treated as a “single employer” under Section 414(b), (c), (m), or (o) of the Code or Section 4001(b)(1) of ERISA. No liability under Title IV or Section 302 of ERISA has been incurred by the Seller or any Subsidiary or any of their respective ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to the Seller or any Subsidiary or any of their respective ERISA Affiliates of incurring any such liability, other than any liability for premiums due the Pension Benefit Guaranty Corporation (“PBGC”) (which premiums have been paid when due). Neither the Seller or any Subsidiary nor any of their respective ERISA Affiliates has engaged in any transaction which could give rise to a liability of any such Subsidiary or the Buyer under Section 4069 or Section 4212(c) of ERISA. No proceedings have been commenced or threatened by the PBGC to terminate any Benefit Plan that is subject to Title IV of ERISA.

(f) Except as set forth in Schedule 4.14(f), neither the Seller nor any Subsidiary has any liability in respect of, or obligation to provide, post-employment or post-retirement health, medical or life insurance benefits for the employees or other individual service providers of any Subsidiary, whether under a Benefit Plan or otherwise, except as required under Section 4980B of the Code or any state Law where the cost thereof is borne entirely by the former employee or other individual service provider (or his or her eligible dependents or beneficiaries).

(g) Each of the Seller and each Subsidiary and their respective ERISA Affiliates is in compliance in all material respects with (i) the applicable requirements of Section 4980B of the Code and any similar state Law, and (ii) the applicable requirements of the Patient Protection and Affordable Care Act of 2010, as amended, with respect to each Benefit Plan, as applicable.

(h) Each of the Seller and each Subsidiary has complied in all respects with Section 409A of the Code with respect to any compensation paid or payable pursuant to any Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code).

(i) Neither the Seller nor any Subsidiary is a party to, or otherwise obligated under, any plan, policy, agreement or arrangement that provides for the gross-up or reimbursement of Taxes imposed under Section 409A or 4999 of the Code (or any corresponding provisions of state or local law relating to such Taxes) with respect to any past or present employee or other individual service providers of any Subsidiary.

(j) Neither the execution of this Agreement nor the completion of the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event), could reasonably be expected to result in any payments or benefits that would fail to be deductible under Section 280G of the Code.

(k) With respect to each Non-U.S. Benefit Plan, (i) such Non-U.S. Benefit Plan has been maintained in compliance with its terms and operated in compliance in all applicable Law, and (ii) any such Non-U.S. Benefit Plan that is required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. No Non-U.S. Benefit Plan is a defined benefit plan or has any material unfunded liabilities that, as of the Closing, will not be offset by insurance or has not been fully accrued in the Financial Statements.

(l) Except as set forth in Schedule 4.14(l), neither the execution of this Agreement nor the transactions contemplated by this Agreement (whether alone or in connection with any subsequent event) will: (i) entitle any current or former director, officer, employee or other individual service provider of a Subsidiary to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of, or create any rights to, compensation or benefits due to any such individual; or (iii) increase the amount payable under or result in any other material liability or obligation with respect to any such individual pursuant to any Benefit Plan.

Section .3 Employment Matters

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(a) Schedule 4.15(a)(1) sets forth a true and complete list of all employees of the Group as of January 1, 2019 (including any employee who is on a leave of absence of any nature, paid or unpaid), which includes for each such individual the following: (i) name; (ii) title or position (including whether full or part time, active or inactive and exempt or nonexempt from applicable wage and hour laws); (iii) work location (by city, state and country); (iv) hire date; (v) current annual base salary or hourly rate (as applicable); (vi) bonus or other incentive-based compensation; and (vii) visa category or work permit (if applicable). Except as set forth on Schedule 4.15(a)(2), there are no employment contracts applicable to such employees. Schedule 4.15(a)(3) sets forth a true and complete list of all independent contractors providing services to the Group as of January 1, 2019 that are material to the Business, which includes for each such contractor the following: (i) name; (ii) nature and location of services; (iii) initial engagement date; and (iv) termination provisions and anticipated termination date.

(b) Schedule 4.15(b)(1) lists each collective bargaining or similar agreement to which each Subsidiary is a party or by which it is bound. Schedule 4.15(b)(2) lists each labor or trade union, works council, employee representative body and similar labor organization (“Labor Organization”) representing any employees of the Group. The Seller has made available to the Buyer complete and accurate copies of all of such collective bargaining or similar agreements (including all written amendments or supplements). Except as set forth in Schedule 4.15(b)(3), (i) there are no lockouts, strikes, slowdowns, work stoppages or similar labor disputes pending or, to Seller’s Knowledge, threatened against or involving the Seller with respect to the Business or any Subsidiary; (ii) no Labor Organization or group of employees of the Group has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions presently pending or threatened to be brought or filed with any labor relations tribunal or authority; (iii) to Seller’s Knowledge, there have been no labor union organizing activities with respect to any employees of any Subsidiary; and (iv) neither the Group nor any individual Subsidiary has committed an unfair labor practice.

(c) The Seller and each Subsidiary is, and within the past three (3) years has been, in compliance in all material respects with all applicable Laws pertaining to employment and employment practices to the extent they relate to the employees and independent contractors of the Group. Except as set forth in Schedule 4.15(c), there are no actions, suits, claims, charges, demands, investigations or legal or administrative proceedings against or involving the Seller with respect to the Business, or any Subsidiary pending, or to the Seller’s Knowledge, threatened, by or with any Governmental Authority in connection with the employment of any employee of the Group or the engagement of any independent contractors of the Group, including, without limitation, any such matter relating to unfair labor practices, employment discrimination, harassment, retaliation, equal pay, affirmative action, wages and hours, worker classification, health and safety, child labor, plant closures and layoffs, disability and employee benefits or any other related matter arising under applicable Law, and there have not been any such matters in the past three (3) years.

(d) Except as set forth in Schedule 4.15(d), the Group and each Subsidiary are not and have not been: (i) a “contractor” or “subcontractor” (as defined by Executive Order 11246), (ii) required to comply with Executive Order 11246 or (iii) required to maintain an affirmative action plan.

(e) To Seller’s Knowledge, no employee of the Group is in any respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation: (i) to the Group or a Subsidiary or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by the Group or a Subsidiary or (B) to the knowledge or use of trade secrets or proprietary information.

(f) The Group and each Subsidiary are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.

(g) Except as set forth in Schedule 4.15(g), to Seller’s Knowledge, no member of the Senior Management Team intends to terminate his or her employment.

(h) Except as set forth on Schedule 4.15(h), to Seller’s Knowledge, in the last three (3) years, no allegations of sexual harassment have been made against any officer or employee of the Group or any of its Subsidiaries.

Section .4 Legal Proceedings; Governmental Order

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(a) Except as set forth in Schedule 4.16(a), there are no Legal Proceedings pending or, to Seller’s Knowledge, threatened: (i) against or by a Subsidiary or by or against the Seller or relating to a Subsidiary or the Business; or (ii) against or by a Subsidiary or the Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(b) Except as set forth in Schedule 4.16(b), there are no material outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting a Subsidiary, any of its properties or assets or the Business.

Section .5 Compliance with Laws

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(a) Except as set forth in Schedule 4.17 or as otherwise would not be material to any Subsidiary, each Subsidiary, and the Seller with respect to the Business, is in material compliance with all Laws applicable to it. No Subsidiary has, and the Seller with respect to the Business has not, since the date three (3) years prior to the date of this Agreement, received any notice of or been charged with the material violation of any Laws or Governmental Orders applicable to it. To Seller’s Knowledge, no Subsidiary is under investigation with respect to a material violation of any Laws applicable to it.

(b) Without limiting the generality of Section 4.17(a):

(i) The Group (including any director, officer, agent, distributor, employee or other Person associated with or acting on behalf of any Subsidiary), and the Seller with respect to the Business, has not, directly or indirectly, made or authorized any payment of funds of, or relating to, the Group or the Business that is prohibited by any law, and each has not, without limitation, (A) taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar anti-corruption or anti-bribery laws applicable to the Group or the Business in any jurisdiction (in each case, as in effect at the time of such action), (B) used any corporate funds for unlawful payments, contributions, gifts, entertainment or other unlawful expenses for the benefit of any political organization or holder of or any aspirant to any elective or appointive public office, or otherwise relating to political activity, (C) made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or (D) made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment to any Person.

(ii) Neither Seller, any Subsidiary nor any director or officer of the Seller or any Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Seller will not directly or indirectly use the proceeds received in connection with the Agreement, or lend, contribute or otherwise make available such proceeds to any Person, for the purpose of financing the activities of any Person that is currently subject to any such sanctions. Without limiting the foregoing, the Group and the Seller with respect to the Group and the Business do not have and have not had any Contracts, including boycott agreements, licenses or other business dealings with, in favor of, or with respect to, any Person resident, domiciled, or existing under the Laws of, Cuba, Crimea, Iran, North Korea, or Syria.

(iii) The Business and the operations of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Seller and the Group conduct the Business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), and no Legal Proceeding by or before any Governmental Authority involving any Subsidiary or, the Seller with respect to the Business, , with respect to the Money Laundering Laws is pending or, to the Seller’s Knowledge, threatened.

Section .6 Insurance

. Schedule 4.18 contains a list of all insurance policies applicable to each Subsidiary, including with respect to each such policy, the policy name, policy number, carrier, term, type and amount of coverage, annual premium, and claim history with dates of loss since July 1, 2016 regarding the Business.  Except as set forth in Schedule 4.18 or in Section 7.7(b), (a) each such policy is part of master policy issued to the Seller and its subsidiaries, (b) all premiums have been paid when due, (c) each such policy remains in full force and effect in accordance with its terms, and the Seller is not in default with respect to its obligations under any such insurance policy, (d) each such insurance policy adequately insures against risks to which the Business is normally exposed in the ordinary course of business, and (e) each such policy shall cease to provide coverage to the Group upon completion of the transactions contemplated herein.

Section .7 Customers and Suppliers

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(a) Schedule 4.19(a) sets forth a list of the ten (10) largest customers and the ten (10) largest suppliers of the Group, as measured by the dollar amount of purchases, based on the last completed fiscal year, based on and showing the approximate total sales by the Group to each such customer and the approximate total purchases by the Group from each such supplier during such period.

(b) Except as set forth on Schedule 4.19(b), since the Audited Financial Statement Date, no customer or supplier listed on Schedule 4.19(a) has terminated its relationship with the applicable Subsidiary, or materially reduced or changed the pricing or other terms of, its business with such Subsidiary. Except as listed on Schedule 4.19(b), no customer or supplier listed on Schedule 4.19(a) has notified the Seller or a Subsidiary that it intends to terminate, or materially reduce or change the pricing or other terms of, its business with the Group or a Subsidiary.

Section .8 Product Warranties

; Product Liability. Schedule 4.20 sets forth an accurate and complete statement of all written warranties, warranty policies, service, subscription and maintenance agreements of each Subsidiary and the Seller with respect to the Business. Neither the Subsidiaries nor the Seller with respect to the Business have made any oral warranties, warranty policies, service, subscription or maintenance agreements. Except as set forth in Schedule 4.20 or in Schedule 4.16 or otherwise reserved against in the Financial Statements, there are not presently pending or, to Seller’s Knowledge, threatened, and to Seller’s Knowledge, there is no basis for, any Legal Proceedings relating to any actual or alleged hazard or actual or alleged Defect in any product manufactured, distributed or sold by or on behalf of any Subsidiary or the Seller with respect to the Business. Schedule 4.20 lists all pending and, to Seller’s Knowledge, threatened Legal Proceedings asserted in writing alleging death or personal injury as a result of any product that is or was manufactured, distributed or sold by any Subsidiary or the Seller with respect to the Business and any such Legal Proceeding filed against any Subsidiary or the Seller with respect to the Business during the three (3) year period prior to the date hereof.  All products manufactured, distributed or sold by or on behalf of the Seller or any Subsidiary with respect to the Business prior to Closing (a) are free of any Defects and (b) comply in all material respects with all contractual requirements, covenants or express or implied warranties applicable thereto.

Section .9 Sales Representatives and Distributors

. Other than as set forth in Schedule 4.21, no sales representative or distributor has a Contract with a Subsidiary or the Seller regarding the Business.

Section .10 Books and Records

. The Seller has made available to the Buyer the minute books and stock record/membership interest books of each Subsidiary, all of which are complete and accurate. The minute books contain records of all meetings and actions taken by the stockholders, equity holders, directors and managers, as applicable, of the applicable Subsidiary or the Seller with respect to the Business.

Section .11 Related Party Transactions

. Except as set forth on Schedule 4.23, no Related Party:

(a) has any cause of action or other claim whatsoever against or owes any amount to, or is owed any amount by a Subsidiary;

(b) has any interest in or owns any property or right, whether tangible or intangible, used in the conduct of the Business;

(c) is a party to any Contract with a Subsidiary;

(d) receives from or furnishes to a Subsidiary any goods or services; or

(e) owns, directly or directly, any debt, equity or other interest or investment in any corporation, firm or other entity which is a competitor, lessor, lessee, customer, supplier, or advertiser of a Subsidiary.

Section .12 Brokers

. Except for Robert W. Baird & Co., whose fees will be paid by the Seller, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

Section .13 No Other Representations and Warranties

. Except for the representations and warranties contained in this Agreement and the Transaction Documents (as modified by the Schedules), none of the Seller, a Subsidiary or any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Seller or a Subsidiary, including any representation or warranty as to the accuracy or completeness of any information regarding a Subsidiary furnished or made available to the Buyer and its Representatives, and including any information, documents or material contained in the Data Room (including as to the future revenue, profitability or success of the Business or the Subsidiary); provided, however, that nothing in this Agreement shall preclude or limit a claim by any Person for fraud.

ARTICLE I

Representations and Warranties of Buyer and middleby

Except as set forth in the correspondingly numbered Schedules, the Buyer and Middleby represent and warrant to the Seller that the statements contained in this Article V are true and correct as of the date hereof and as of the Closing.

Section I.1 Organization and Authority of the Buyer

. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of Delaware.  The Buyer has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which it is a party, the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by the Buyer, and (assuming the due authorization, execution and delivery by the Seller) constitutes, and each Transaction Document when executed and delivered by the Buyer and each Buyer Affiliate party thereto, and, assuming the due authorization, execution and delivery of such Transaction Document by the Seller or its applicable Affiliate, will constitute, a legal, valid, and binding obligation of the Buyer and the applicable Buyer Affiliate, enforceable against the Buyer or such Affiliate, as applicable, in accordance with its terms.

Section I.2 Organization and Authority of Middleby

. Middleby is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of Delaware.  Middleby has full corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Middleby of this Agreement and the other Transaction Documents to which it is a party, the performance by Middleby of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by Middleby, and (assuming the due authorization, execution and delivery by the Seller) constitutes, and each Transaction Document when executed and delivered by Middleby and each Middleby Affiliate party thereto, and, assuming the due authorization, execution and delivery of such Transaction Document by the Seller or its applicable Affiliate, will constitute, a legal, valid, and binding obligation of Middleby and the applicable Middleby Affiliate, enforceable against Middleby or such Affiliate, as applicable, in accordance with its terms.

Section I.3 Conflicts; Consents of Third Parties

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(a) The execution, delivery and performance by the Buyer and Middleby of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(i) conflict with or result in a violation or breach of, or default under, with or without notice or lapse of time or both, any provision of the certificate of incorporation, by-laws or other organizational documents of the Buyer or Middleby;

(ii) conflict with or result in a violation or breach of, or default under, with or without notice or lapse of time or both, any provision of any Law or any Governmental Order applicable to the Buyer or Middleby or any of its properties or assets;

(iii) except as set forth in Schedule 5.3(a), require the consent, notice or other action by any Person under any Contract to which Buyer or Middleby is a party or is bound.

(b) No consent, approval, Permit, Governmental Order, or declaration or filing with or notice to any Governmental Authority is required by or with respect to Buyer or Middleby in connection with the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby, except for such filings as may be required under applicable Antitrust Laws as set forth on Schedule 5.3(b) and except as otherwise set forth in Schedule 5.3(b).

Section I.4 Legal Proceedings

. Except as set forth in Schedule 5.4, there are no Legal Proceedings pending or, to the knowledge of the Buyer or Middleby, threatened that are reasonably likely to prohibit or restrain the ability of Buyer or Middleby to enter into this Agreement or consummate the transactions contemplated hereby.

Section I.5 Brokers

. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Buyer or Middleby in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

Section I.6 Sufficiency of Funds

. The Buyer or its Affiliate have, or will have at the Closing, sufficient cash, immediately available lines of credit or other sources of immediately available funds to enable it to make payment of the Closing Purchase Price and consummate the transactions contemplated by this Agreement.

Section I.7 Independent Investigation; No Other Representations and Warranties

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(a) Except for the representations and warranties contained in this Agreement and the Transaction Documents (as modified by the Schedules), neither the Buyer nor Middleby nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Buyer or its Affiliates, including any representation or warranty as to the accuracy or completeness of any information furnished or made available to the Seller and its Representatives. The Buyer and Middleby specifically disclaim any representation or warranty, except only for the representations and warranties made by the Buyer and Middleby in this Agreement and the other Transaction Documents (as modified by the Schedules).

(a) The Buyer and Middleby acknowledge that (a) it has conducted its own independent investigation, review and analysis of the Business and has formed an independent judgment concerning the Business, the Group, each Subsidiary, the Stock and the other rights or obligations to be transferred under this Agreement and the Transaction Documents, and (b) it has been provided reasonable access to the personnel, properties, assets, premises, books and records, and other documents and information of the Seller and each Subsidiary. The Buyer and Middleby further acknowledge and agree that: (i) the only representations, warranties, and covenants made by the Seller are the representations, warranties, and covenants expressly set forth in this Agreement and the other Transaction Documents (as modified by the Schedules) and the certificates and documents delivered hereunder and thereunder; (ii) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Seller set forth in this Agreement and the other Transaction Documents (as modified by the Schedules); and (iii) it has not relied upon any other representations or other information made or supplied by or on behalf of the Seller (including any information provided by its advisors or in management presentations) and it will not have any right or remedy arising out of any such other representations or information; provided, however, that nothing in this Agreement shall preclude or otherwise limit a claim by any Person for fraud.

ARTICLE I

Pre-Closing Covenants

Section I.1 Conduct of Business Prior to Closing

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(a) From the date of this Agreement until the Closing, except as otherwise provided in this Agreement or with the prior written consent of the Buyer (which consent shall not be unreasonably withheld or delayed), the Seller shall, and shall cause each Subsidiary to:

(i) conduct the Business in the ordinary course of business consistent with past practice;

(ii) use commercially reasonable efforts to: (A) preserve the operations, organization (including management) and goodwill of the Business; and (B) preserve the relationships with all Persons having business dealings with the Business (including customers and suppliers);

(iii) use commercially reasonable efforts to maintain (A) all of the assets of the Group in their current condition, ordinary wear and tear excepted; and (B) insurance upon all of the assets of the Group in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

(iv) (A) maintain the books, accounts and records of each Subsidiary and the Business in the ordinary course of business consistent with past practice; (B) continue to collect accounts receivable and pay accounts payable of the Business in the ordinary course of business consistent with past practice using normal procedures and without discounting or accelerating payment of such accounts; (C) use commercially reasonable efforts to comply with all contractual and other obligations applicable to the operation of the Business; and (D) cause the Business and each Subsidiary to pay its debts, Taxes and other obligations when due;

(v) comply in all material respects with all Laws applicable to each Subsidiary or the Business;

(vi) not take any action which would reasonably be expected to adversely affect the ability of the parties to consummate the transactions contemplated by this Agreement; and

(vii) not take any of the following actions:

(A) amend or propose to amend the charter, by-laws or other organizational documents of any Subsidiary;

(A) enter into, extend, renew, materially amend, cancel or terminate any Material Contract or agreement which if entered into prior to the date hereof would be a Material Contract, other than in the ordinary course of business consistent with past practice;

(A) change the capital structure of any Subsidiary, including any issuance, sale, pledge, or other disposition of any Subsidiary’s capital stock, quotas or other equity interest, or grant any options, warrants or other rights to purchase or otherwise obtain any Subsidiary’s capital stock, quotas or other equity interests or any debt or equity securities which are convertible into or exchangeable for such capital stock, quotas or other equity interests, or split, combine, redeem or reclassify any shares, quotas or other equity interests of any Subsidiary;

(A) dissolve, merge or consolidate any Subsidiary or the Group with any other Person;

(A) declare, set aside or pay any dividends or other distributions from any Subsidiary to any Person other than a Subsidiary, other than dividends or distributions payable solely in cash;

(A) except as set forth on Schedule 6.1(a)(vii)(F), (1) incur in excess of $50,000 of Indebtedness outstanding at any time (other than intercompany indebtedness), (2) other than with respect to acquisitions of inventory in the ordinary course of business consistent with past practice, make any acquisition of any assets in excess of $50,000 in the aggregate, or of any stock, quotas or other equity interests of any Person, or (3) sell, assign, transfer, pledge, convey, lease, license, dispose of, mortgage, encumber, abandon or allow to lapse any assets (including Real Property) in excess of $50,000 in the aggregate other than Permitted Encumbrances and sales of inventory in the ordinary course of business;

(A) without limiting clause (F), except as set forth on Schedule 6.1(a)(vii)(G), sell, assign, transfer, pledge, convey, lease, license, dispose of, mortgage, encumber, abandon or allow to lapse any Intellectual Property owned by the Seller and used in the Business or owned by the Group, or disclose to any Person any material trade secret owned by or licensed to or used by the Group not theretofore a matter of public knowledge, except pursuant to a binding non-disclosure agreement;

(A) make or commit to make any capital expenditure in excess of $25,000 individually or $100,000 in the aggregate, other than in accordance with any budget of the Seller that has been approved by the Seller’s board of directors and provided to the Buyer;

(A) except as set forth on Schedule 6.1(a)(vii)(I), allow any of the Intellectual Property Assets to be abandoned, cancelled or dedicated to the public, and enter into any license with respect to the Intellectual Property Assets;

(A) except as may be required by the terms of any Benefit Plan in effect as of the date hereof, and except as set forth in Schedule 6.1(a)(vii)(J), (A) grant or increase, or commit to grant or increase, any form of compensation or benefits payable to any employee or other individual service provider of any Subsidiary, (B) adopt, enter into, modify or terminate any Benefit Plan (or any agreement, plan, policy, program or arrangement that would be a Benefit Plan if in effect on the date of this Agreement), (C) accelerate the vesting or payment of any compensation or benefits under any Benefit Plan, (D) grant any equity or equity-linked awards or other severance, termination, transaction, bonus, commission or other incentive compensation to any employee or other individual service provider of any subsidiary, or (E) fund, or make any commitment to fund, any compensation obligation (whether by grantor trust or otherwise);

(A) other than in the ordinary course of business consistent with past practice, (A) hire, promote or terminate the employment (other than for cause) of any employees of the Group, or (B) engage or terminate the engagement (other than for cause) of any independent contractors of the Group;

(A) other than pursuant to and in accordance with the terms of any existing labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements to which the Group or any Subsidiary is party or by which it is bound, (A) terminate, modify, extend, renew, or enter into any labor agreement, collective bargaining agreement or any other labor-related agreements or arrangements with any Labor Organization, or (B) recognize or certify any Labor Organization or group of employees of the Group as the bargaining representative for any employees of the Group, or negotiate with any Labor Organization;

(A) change any method of financial or Tax accounting or financial or Tax accounting practice, policy, period or internal control procedures, other than such changes required by GAAP or Law;

(A) Except as set forth in Schedule 6.1(a)(vii)(N), (1) make, change or revoke any material Tax election, (2) agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, (3) enter into any closing agreement with respect to any Tax, (4) surrender any right to claim a Tax refund or (5) settle any claim or assessment in respect of a material amount of Taxes;

(A) settle or compromise any Legal Proceeding, or enter into any consent decree or settlement agreement with any Governmental Authority, against or affecting the Business other than settlements or compromises of any Legal Proceeding involving only monetary damages that are paid in full prior to the Closing or where the amount to be paid in settlement or compromise does not exceed $50,000 individually or $200,000 in the aggregate;

(A) commence any Legal Proceeding; and

(A) agree or otherwise commit, whether in writing or otherwise, to do any of the foregoing.

Section .1 Access to Information

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(a) From the date of this Agreement until the Closing, the Seller shall, and shall cause each Subsidiary to: (i) furnish, or cause to be furnished, to the Buyer and its Representatives such financial, operating and other data and information related to the Business and the Group as the Buyer and its Representatives may reasonably request; (ii) cooperate with the Buyer and its Representatives with regard to the foregoing and instruct the Representatives of the Seller to cooperate with the Buyer and its Representatives with regard to the foregoing; and (iii) give the Buyer and its Representatives reasonable access to the personnel and facilities of each Subsidiary and the Seller related to the Business as the Buyer and its Representatives may reasonably request.

(b) Any access provided pursuant to this Section 6.2 shall be conducted during normal business hours, upon reasonable advance notice to the Seller, under the supervision of the Seller’s personnel, and in a manner that does not unreasonably interfere with the conduct of the Business. The Seller shall not be required to disclose any information to the Buyer if such disclosure would: (i) jeopardize any attorney-client or other privilege; (ii) contravene any applicable Law; (iii) breach any fiduciary duty or binding agreement entered into prior to the date of this Agreement; (iv) cause significant competitive harm to the Seller or the Business if the transactions contemplated by this Agreement are not consummated; or (v) be unduly burdensome on the Seller or the Business (provided, that the Seller shall use commercially reasonable efforts to make alternative arrangements to disclose such information that do not have the foregoing effects).

(c) From the date of this Agreement until the earlier of the Closing or the termination of this Agreement pursuant to Article IX, without the prior written consent of the Seller (which consent may be withheld for any reason in its sole and absolute discretion), the Buyer shall not contact any employee, customer or supplier of the Business in relation to this Agreement and the transactions contemplated hereby, other than in the ordinary course of business of the Buyer, and provided that nothing in this Section 6.2(c) shall limit or prohibit the Buyer from taking any action required or permitted under this Agreement, including Section 6.3.

Section .2 Antitrust Filings

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(a) The parties will, by no later than 5:00 P.M. EST on the second Business Day after the date hereof, make or cause to be made all filings and submissions as may be required under any applicable Antitrust Law for the consummation of the transactions contemplated herein and, in each case, include in each filing or submission a request for early termination or expiration of any applicable waiting or review periods, to the extent available under such Antitrust Law. The parties will cooperate with each other in (A) determining whether any other authorizations, consents, orders and approvals of any Governmental Authorities are required to be obtained under any Antitrust Law in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, and (B) timely furnishing all information and documentary material as necessary to obtain all such authorizations, consents, orders and approvals, including promptly furnishing to the other such information and documentary materials and assistance as the other may reasonably require in connection with its preparation of any filing or submission pursuant to any Antitrust Law. Subject to applicable rules under applicable Antitrust Laws relating to the exchange of information, each party will have the right to review in advance, and to the extent practicable, consult with the other party on, all information that appears in any such filing and other communication with any Governmental Authority with respect to any such filing.  The Buyer will pay all filing fees associated with all filings and submissions required in connection with any filing required under the Antitrust Laws.

(a) Buyer will comply with any additional requests for information, including requests for production of documents and production of witnesses for interviews or depositions by any Governmental Authority. Buyer agrees to take any and all steps necessary to avoid or eliminate each and every impediment under any law that may be asserted by any Governmental Authority or any other Person under Antitrust Laws so as to enable the parties to expeditiously close the transactions contemplated hereby, including consenting to any divestiture or other structural or conduct relief in order to obtain clearance from any Governmental Authority and, at the written request of the Seller, Buyer will be obligated to contest, administratively or in court, any ruling, order, or other action of any Governmental Authority or any other Person respecting the transactions contemplated by this Agreement.

(a) Except as specifically required by this Agreement, Buyer will not take any action, or refrain from taking any action, the effect of which would be reasonably expected to materially delay or impede the ability of the parties hereto to consummate the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer will not, and will not permit any of its Affiliates to, acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation could reasonably be expected to (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any permits, orders or other approvals of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (ii) materially increase the risk of any Governmental Authority entering an order prohibiting the consummation of the transactions contemplated hereby, (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise, or (iv) materially delay or prevent the consummation of the transactions contemplated hereby.

(a) The parties will keep each other reasonably apprised of the status of all filings and submissions referred to in this Section 6.3, including promptly furnishing the other with copies of notices or other communications received in connection therewith. Each party agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Authority in connection with the transactions contemplated hereby unless it consults with the other party in advance and, to the extent practicable, gives the other party and its counsel the opportunity to attend and participate.

Section .1 Other Governmental Approvals; Consents

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(a) On the terms and subject to the conditions of, and except as otherwise provided in, this Agreement, each of the parties hereto shall use its commercially reasonable efforts to promptly take, or cause to be promptly taken, all actions, and to promptly do, or to cause to be promptly done, and to assist and to cooperate with the other party in doing, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated by the Transaction Documents.

(b) Each of the Seller, on the one hand, and the Buyer, on the other hand, shall as promptly as practicable after the date of this Agreement: (i) make, or cause to be made, all filings and submissions required under any other Law applicable to such party or any of its Affiliates in each relevant jurisdiction; and (ii) use commercially reasonable efforts to obtain, or cause to be obtained, all consents, approvals, authorizations, and orders from all Governmental Authorities or other Persons that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations under this Agreement and the other Transaction Documents.  Each party shall reasonably cooperate with the other parties and their Affiliates in promptly seeking to obtain all such consents, approvals, authorizations, and orders.  No party shall willfully take any action that has the effect of delaying or impeding the receipt of any required consents, approvals, authorizations and orders.

(c) As promptly as practicable after the date of this Agreement, the Seller shall, and shall cause each Subsidiary to, use reasonable best efforts to give all notices to, and obtain all consents from, all third parties in connection with the consummation of the transactions contemplated by the Transaction Documents (exclusive of those required by any Antitrust Law which are governed by the provisions of Section 6.3).

Section .2 Public Announcements

. Neither the Seller nor the Buyer shall, and the Seller and the Buyer shall cause their respective Affiliates not to, issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without the prior written approval of the other party (which approval will not be unreasonably withheld, conditioned or delayed), unless disclosure in the opinion of legal counsel to such party is required by Law or the rules of a stock exchange on which Buyer or Seller, as applicable, list securities. In such a case the party required to make such disclosure shall use commercially reasonable efforts to provide the other party an opportunity to review and comment on such press release or public announcement in advance of such disclosure.

Section .3 Intercompany Accounts

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(a) At or prior to the Closing, all intercompany payables or receivables (including Indebtedness), except for those accounts listed on Schedule 6.6(a), between the Seller or any of its Affiliates (other than any Subsidiary), on the one hand, and any Subsidiary, on the other hand, shall be settled or otherwise eliminated in a manner that is reasonably satisfactory to the Buyer.

(b) Effective at the Closing, other than any intercompany payables or receivables governed by Section 6.6(a), all arrangements, understandings or Contracts, including all obligations to provide goods, services or other benefits, between the Seller or any of its Affiliates (other than any Subsidiary), on the one hand, and any Subsidiary on the other hand, shall be terminated without any party having any continuing obligations or liability to the other, except for (i) this Agreement and the Transaction Documents, and (ii) the other Contracts listed on Schedule 6.6(b).

Section .4 Pre-Closing Restructuring

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(a) Prior to the Closing, the Seller will, and will cause the Subsidiaries to, complete the Pre-Closing Restructuring as provided in Schedule C.

(b) Prior to the Closing, the Seller will use commercially reasonable efforts to obtain a release, in a form reasonably satisfactory to the Buyer, of the security interest held by AFC Enterprises, Inc. in and to any Intellectual Property Assets, including the interest recorded with the U.S. Patent and Trademark Office at Reel/Frame 2192/0350 (the “IP Release”), and record such release with the U.S. Patent and Trademark Office and any other office in which such security interest is recorded.  In the event such IP Release is not obtained prior to Closing, Seller will continue to use its good faith efforts to obtain the IP Release subsequent to Closing.

Section .5 Transition Services Agreement

.  Beginning promptly following the date hereof, the Seller and the Buyer shall (a) cooperate to identify and agree upon any transition services that may be provided by one party (or its Affiliates) to the other party (or its Affiliates) from and after the Closing pursuant to the Transition Services Agreement, including the services identified on Schedule 6.8, and (b) each use their reasonable best efforts to negotiate in good faith the Transition Services Agreement that includes mutually satisfactory terms, provisions, duration and pricing of such services, including those set forth on Schedule 6.8.

ARTICLE I

Covenants to Survive Closing

Section I.1 Cooperation

. The parties shall cooperate with each other and shall cause their respective Representatives to cooperate with each other after the Closing to ensure the orderly transition of ownership of the Company and control of the Business to the Buyer and to minimize any disruption to the Business that might result from the transactions contemplated hereby.

Section I.2 Confidentiality

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(a) The parties agree that the Confidentiality Agreement shall terminate as of the Closing and be of no further force or effect.

(b) For a period of three (3) years after the Closing Date, the Seller shall not, and shall cause its Affiliates not to, directly or indirectly, disclose or communicate to any Person other than authorized Representatives of the Buyer or its Affiliates, or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Buyer or its Affiliates, any Buyer Confidential Information. The Seller and its Affiliates shall not have any obligation to keep confidential any Buyer Confidential Information to the extent disclosure (i) is required by Law or legal process, (ii) is necessary to the defense of any indemnification claim by a Buyer Claiming Party, or (iii) is necessary to perform or enforce any rights under this Agreement or any Transaction Document. If disclosure is required by Law or legal process, the Seller shall, to the extent reasonably possible, provide the Buyer with prompt notice of such requirement prior to making any disclosure, so that the Buyer may seek confidential treatment, and the Seller will use commercially reasonable efforts to cooperate with the Buyer, at the Buyer’s expense, to preserve to the extent reasonably practicable the confidentiality of such information.

(c) For a period of three (3) years after the Closing Date, the Buyer shall not, and shall cause its Affiliates not to, directly or indirectly, disclose or communicate to any Person other than authorized Representatives of the Seller or its Affiliates, or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Seller or its Affiliates, any Seller Confidential Information.  The Buyer and its Affiliates shall not have any obligation to keep confidential any Seller Confidential Information to the extent disclosure (i) is required by Law or legal process, (ii) is necessary to the defense of any indemnification claim by a Seller Claiming Party or the pursuit of any claim with respect to any asset of the Company, or (iii) is necessary to perform or enforce any rights under this Agreement or any Transaction Document.  If disclosure is required by Law or legal process, the Buyer shall, to the extent reasonably possible, provide the Seller with prompt notice of such requirement prior to making any disclosure so that the Seller may seek confidential treatment.

(d) Each party acknowledges that a breach of this Section 7.2 could cause irreparable harm to the other party and its Affiliates for which monetary damages may not be an adequate remedy, and hereby agrees that in the event of a breach, in addition to any other rights and remedies that may be available to the non-breaching party, such party be entitled to seek equitable relief (including a temporary restraining order, an injunction, or specific performance).

Section I.3 Non-Competition; Non-Solicitation

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(a) For a period of five (5) years commencing on the Closing Date (the “Non-Compete Period”), the Seller and its successors and assigns shall not, and shall not permit any of their Affiliates to, directly or indirectly: (i) engage in, assist others in engaging in, operate, manage, participate in any manner or permit their names to be used by, act as a consultant or advisor to, or render services for (alone or in association with any Person) the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, equity owner, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere with the business relationships (whether formed prior to or after the date of this Agreement) between a Subsidiary and customers or suppliers of such Subsidiary. Notwithstanding the foregoing, the Seller may own, directly or indirectly, securities of any Person traded on any national securities exchange if the Seller, together with its Affiliates, is not a controlling Person of, or a member of a group which controls, such Person and do not, directly or indirectly, own in the aggregate five percent (5%) or more of any class of securities of such Person.

(b) For a period of two (2) years commencing on the Closing Date, the Seller and its successors and assigns shall not, and shall not permit any of their Affiliates to, directly or indirectly, solicit for hire or hire any employee of a Subsidiary or encourage any such employee to leave his or her employment, except that nothing in this Section 7.3(b) shall prevent the Seller or any of its Affiliates from hiring any individual: (i) who responds to a general solicitation which is not directed specifically to such employee; (ii) whose employment has been terminated by a Subsidiary or the Buyer; or (iii) after ninety (90) days from the date of termination of employment if his or her employment was terminated by the employee.

(c) The Seller acknowledges that a breach of this Section 7.3 could cause irreparable harm to the Buyer for which monetary damages may not be an adequate remedy, and hereby agrees that in the event of a breach by the Seller, its successors, assigns or Affiliates of any such obligations the Buyer shall, in addition to any other rights and remedies that may be available to it, be entitled to seek equitable relief (including a temporary restraining order, an injunction, or specific performance).

(d) The Seller recognizes that the territorial, time and scope limitations set forth in this Section 7.3 are reasonable and are properly required for the protection of the Seller’s and the Buyer’s legitimate interests in client relationships, goodwill and trade secrets, and in the event that any such territorial, time or scope limitation is deemed to be unreasonable by a court of competent jurisdiction, the Buyer and the Seller agree to submit to the reduction of any or all of said territorial, time or scope limitations to such an area, period or scope as said court shall deem reasonable under the circumstances, and in its reduced form, such provision shall then be enforceable and shall be enforced.

Section I.4 Use of Trade Names

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(a) From and after the Closing, the Seller shall not use the Trademarks included in the Intellectual Property Assets (including but not limited to those names listed on Schedule 4.11, but specifically excluding: “Standex”) or any other trade name or logo currently used by a Subsidiary in the Business, or any variation thereof, on documents, filings, business materials or for any other purpose.

(a) From and after the Closing, the Buyer shall, within a reasonable time, but in no event greater than ninety (90) days after the Closing, remove all reference to “Standex” from all Business materials that are distributed or otherwise used publicly by the Business. Following such 90-day period, Buyer may deplete the stock of trading forms, shipping labels, marketing materials and the like in the Group’s possession as of the Closing Date, provided that all references to “Standex” are deleted or otherwise covered with a suitable label and/or disclaimer in form reasonably acceptable to Seller.

Section .1 Preservation of Books & Records

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(a) The Seller shall have the right to retain copies of all books and records of the Business (including books and records of each Subsidiary) relating to periods ending on or prior to the Closing Date, provided that such books and records are kept confidential in accordance with the Seller’s normal confidentiality procedures.

(b) The Buyer shall use commercially reasonable efforts to preserve and keep, or cause to be preserved and kept, the books and records of the Business (including books and records of each Subsidiary) in the possession of the Buyer, a Subsidiary or its Affiliates for a period of seven (7) years from the Closing Date.

(c) During such retention period, subject to Section 7.2(b):

(i) the Seller, its Affiliates and their respective Representatives shall, upon reasonable notice, in connection with any legitimate matter relating to or affected by the operation of the Business on or prior to the Closing Date, subject to applicable Law, at their sole expense, have access during normal business hours to examine, inspect and copy such books and records; and

(ii) the Buyer shall provide, or cause to be provided to, the Seller, its Affiliates and their respective Representatives, subject to applicable Law, at their sole expense, access to such books and records of the Business as they shall reasonably request in connection with any Legal Proceeding to which any of them are parties or in connection with the requirements of any Law applicable to them; provided, that nothing in this Agreement shall supersede or circumvent applicable rules of discovery.

(d) Any books and records related to Tax matters shall be retained in accordance with and for the periods set forth in Article VIII.

(e) No party shall be obligated to provide the other party with access to any books or records pursuant to this Section 7.5 where such access would (i) jeopardize any attorney-client or other privilege, (ii) breach any fiduciary duty or binding agreement or (iii) violate any Law.

Section .2 Seller Release

. Effective as of the Closing, the Seller, on behalf of itself and each of its Affiliates and each of its and their respective Representatives, successors and assigns, for good and valuable consideration, hereby irrevocably, unconditionally and completely waives and releases and forever discharges the Buyer and its Affiliates (including, for the avoidance of doubt, the Group), and each of its and their respective Representatives, successors and assigns (such released Persons, the “Releasees”), of and from all debts, demands, actions, causes of action, suits, accounts, covenants, contracts, agreements, damages, claims and other Liabilities whatsoever of every name and nature, both in law and in equity, whether known or unknown, that such Person has now or hereafter may have, arising out of or related to the Business or the Group (including pursuant to the Contract Assignment), in each case, at or prior to the Closing. The Seller and its Affiliates and each of their respective Representatives, successors and assigns shall not make, any claim or demand, or commence any Legal Proceeding asserting any claim or demand, including any claim of contribution or any indemnification, against any Releasees (including pursuant to the Contract Assignment) with respect to any Liabilities or other matters released pursuant to this Section 7.6. Without limiting the foregoing, following the Closing, the Seller and its Affiliates and each of their respective Representatives, successors and assigns shall not seek, nor shall any such Person be entitled to, reimbursement or contribution from, subrogation to or indemnification by any Subsidiary under its respective charter, bylaws or other governing documents or otherwise in respect of any amounts due to any Buyer Indemnitee or otherwise in connection with this Agreement. Following the Closing, the Seller and its Affiliates shall not make any claims against any directors or officers insurance policy maintained or to be maintained by or for the benefit of any Subsidiary in respect of amounts due to any Buyer Indemnitee in connection with this Agreement. Notwithstanding the foregoing, this Section 7.6 shall not constitute a release from, waiver of, or otherwise apply to the terms of this Agreement or any Transaction Document.

Section .3 Insurance

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(a) Subject to Section 7.7(b), from and after the Closing, the Group shall cease to be insured by the Seller’s current and historical insurance policies or programs or by any of their current and historical self-insured programs (the “Seller Insurance Policies”), and neither the Buyer nor its Affiliates shall have any access, right, title or interest to or in any such insurance policies, programs or self-insured programs (including to all claims and rights to make claims and all rights to proceeds) to cover any assets of the Group or any Liability arising from the operation of the Business. From and after the Closing, the Buyer shall be responsible for securing all insurance it considers appropriate for its operation of the Group and the Business.

(b) Notwithstanding anything to the contrary in Section 7.7(a), the Group shall remain entitled from and after the Closing to all coverage and other rights under (i) Seller Insurance Policies with respect to any claim, act, omission, event, circumstance, occurrence or loss that occurred or existed prior to the Closing Date (and then only to the extent that such claim, act, omission, event, circumstance, occurrence or loss occurred or existed on or prior to the Closing Date) (a “Pre-Closing Date Event”) and was reported to the applicable insurer in accordance with the provisions of the applicable Seller Insurance Policy prior to the Closing Date and (ii) occurrence-based insurance coverage under Seller Insurance Policies (the “Occurrence-Based Coverage”), in respect of any loss or Liability arising from a Pre-Closing Date Event that is insured or potentially insured in whole or in part under any Occurrence-Based Coverage. The Seller and its Affiliates shall provide reasonable cooperation to the Group in the pursuit of any such coverage and other rights. Schedule 7.8(b) sets forth a true and accurate list of each Pre-Closing Date Event that has been reported to the applicable insurer or that the Sellers and its Affiliates otherwise have knowledge of as of the date hereof.

Section .4 Payments

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(a) The Seller shall promptly pay or deliver to the Buyer any funds that have been sent to the Seller or any of its Affiliates on or after the Closing Date that, consistent with the terms and conditions of this Agreement, are the property of the Buyer and its Affiliates (including the Group).

(b) The Buyer shall promptly pay or deliver to the Seller any funds that have been sent on or after the Closing Date to the Buyer or any of its Affiliates (including the Group) that, consistent with the terms and conditions of this Agreement, are the property of the Seller or any of its Affiliates.

Section .5 Remediation of Nogales Property

.  The Buyer will provide the Seller and its representatives reasonable access to the Nogales Property, and shall reasonably cooperate with Seller, to allow Seller to complete the investigation and remediation of the environmental contamination at the Nogales Property.  The Seller shall minimize any disruption to the operations at the Nogales Property and shall use its best efforts to keep the Buyer informed of the progress of the cleanup, which shall include providing the Buyer with copies of any reports, data or governmental submittals.  Drafts of such reports and/or submittals shall be provided to Buyer five (5) Business Days prior to such submittals.  In the event that Buyer wishes to make edits to such reports and/or submittals, Buyer shall request such to Seller and the parties shall discuss Buyer’s proposed edits.  Seller shall incorporate reasonable comments from Buyer, provided that in no event shall Seller propose or implement any investigation or remediation which would result in in a restriction on the operations at, or materially impair the value of, the Nogales Property.  The Seller shall conduct such investigations and remediation as is legally required to achieve closure, or other applicable regulatory status equivalent to closure, from the relevant Governmental Authorities.

Section .6 Buyer Obligations

.  Middleby shall cause the Buyer and each of its applicable Affiliates party to any Transaction Document to perform (and shall ensure the performance of) all of its and their covenants, agreements and obligations under this Agreement and the Transaction Documents and shall be jointly liable for the same.

Section .7 Further Assurances

. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents and instruments and take such further actions and provide all cooperation, as may be reasonably requested by the other party to carry out the provisions of and give effect to the transactions contemplated by the Transaction Documents. After the Closing, the Seller shall, and shall cause its Affiliates and Representatives to, refer all customer inquiries relating to the Business or any Subsidiary to the Buyer.

ARTICLE I

TAX MATTERS

Section I.1 Tax Elections, Returns, and Practices

. Without the prior written consent of the Buyer (which shall not be unreasonably withheld or delayed), the Seller shall not, and shall cause each Subsidiary not to make, change, or rescind any Tax election, amend or take any position on any Tax Return, take any action that would have the effect of increasing the Tax Liability or reducing any Tax asset of the Buyer or a Subsidiary, or (except as may be required by Law or GAAP) make any change to its methods of accounting or reporting income or deductions for Tax purposes from those employed in the preparation of its most recent Tax Returns.

Section .1 Transfer Taxes

. Notwithstanding any provision of this Agreement to the contrary, all Transfer Taxes shall be borne by the Buyer.  The party responsible for preparing any Tax Returns required by applicable Law to be prepared in respect of such Transfer Taxes shall properly complete, sign and timely file all such required Tax Returns (“Transfer Tax Returns”), and if required by applicable Law, the other party shall join in the execution of any such Transfer Tax Returns.  For the sake of clarity, the Seller shall be responsible for any Taxes related to the income of the Seller by virtue of the transactions contemplated by this Agreement and any Taxes related to the Pre-Signing Restructuring and Pre-Closing Restructuring.

Section .1 Filing of Tax Returns

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(a) The Seller shall prepare and timely file or cause to be prepared and timely filed: (i) any combined, consolidated or unitary Tax Return that includes the Seller (or any Affiliate of the Seller) and a Subsidiary (a “Consolidated Tax Return”); (ii) all Tax Returns (other than Consolidated Tax Returns) (“Company Pre-Closing Tax Returns”) that are required to be filed by or with respect to a Subsidiary for any Pre-Closing Tax Period (other than Straddle Periods); and (iii) shall timely pay all Taxes due in respect of such Tax Returns.  All such Company Pre-Closing Tax Returns shall be prepared in a manner consistent with prior practice.  At least thirty (30) days prior to the due date for filing, the Seller shall provide the Buyer with copies of such Company Pre-Closing Tax Returns relating specifically to the Subsidiaries, along with supporting workpapers, for Buyer’s review and comment, if and to the extent the Buyer or a Subsidiary are liable for the payment of Taxes pursuant thereto.  The Seller shall consider in good faith any reasonable comments provided by the Buyer and shall not file any such Tax Returns without the prior written consent of the Buyer, with such consent not to be unreasonably withheld, conditioned or delayed.  If the Seller and Buyer are unable to resolve any dispute regarding a Pre-Closing Tax Return at least ten (10) days prior to the due date for filing, either party may refer such dispute for resolution pursuant to Section 8.9, which resolution shall be binding on the parties.

(a) Following the Closing, the Buyer shall prepare and timely file or cause to be prepared and timely filed all Tax Returns that are required to be filed by or with respect to a Subsidiary with respect to Straddle Periods (“Straddle Period Tax Returns”) and taxable periods beginning after the Closing Date and shall timely pay all Taxes due in respect of such Tax Returns.  At least thirty (30) days prior to the due date for filing, Buyer shall provide the Seller with copies of Straddle Period Tax Returns, along with supporting workpapers, for Seller’s review and comment, if the Straddle Period Tax Return shows any Taxes subject to indemnification under Section 8.4.  Buyer shall consider in good faith any reasonable comments provided by Seller.  If the Seller and Buyer are unable to resolve any dispute regarding a Straddle Period Return at least ten (10) days prior to the due date for filing, either party may refer such dispute for resolution pursuant to Section 8.9, which resolution shall be binding on the parties.  Except where disputed and until resolved, Seller shall pay to Buyer an amount equal to the portion of the Taxes with respect to any such Straddle Period Tax Return that relates to the Pre-Closing Tax Period (as determined pursuant to Section 8.5(a)), at the later of five (5) Business Days prior to the due date (including extensions) of such Straddle Period Tax Returns or upon written demand therefor.

Section .1 Tax Indemnification.

(a) The Seller agrees to indemnify and hold the Buyer Indemnitees harmless from and against any and all Losses in respect of: (i) all Taxes of the Seller and its Affiliates (other than a Subsidiary) for any taxable period; (ii) all Taxes of a Subsidiary or with respect to the Business for any Pre-Closing Tax Period; (iii) all Taxes incurred in connection with the Pre-Signing Restructuring and Pre-Closing Restructuring; (iv) any Loss attributable to a breach of or inaccuracy in any representation or warranty made in Section 4.12; (v) any Loss attributable to the failure of the Seller to perform any of its covenants or agreements contained in this Article VIII; (vi) all Taxes of any member of an affiliated, consolidated, or combined group of which a Subsidiary is or was a member on or prior to the Closing Date by reason of a Liability under Treasury Regulation Section 1.1502-6 or any comparable provision of foreign, state or local Law; and (vii) all Taxes of any person imposed on a Subsidiary arising under the principles of transferee or successor Liability or by contract relating to an event or transaction occurring before the Closing Date.

(a) The Buyer agrees to indemnify and hold the Seller Indemnitees harmless from and against any and all Losses in respect of: (i) all Taxes imposed on a Subsidiary or with respect to the Business (A) for any taxable period beginning after the Closing Date and (B) for the portion of any Straddle Period beginning after the Closing Date; and (ii) any Loss attributable to the failure of the Buyer or a Subsidiary (after Closing) to perform any of their covenants or agreements contained in this Article VIII.

(a) Any indemnification payments pursuant to this Article VIII shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section .1 Straddle Period

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(a) With respect to a taxable period that begins before and ends after the Closing Date (a “Straddle Period”), all Taxes and Tax Liabilities shall be allocated to the Pre-Closing Tax Period as follows:

(i) in the case of Taxes (A) based upon, or measured by reference to, income, receipts, profits, wages, capital or net worth, (B) imposed in connection with the sale, transfer or assignment of property, or (C) required to be withheld, such Taxes shall be deemed equal to the amount which would be payable if the taxable year ended on the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period; and

(i) in the case of other Taxes, such Taxes shall be deemed equal to the amount of such Taxes for the entire period multiplied by a fraction, the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

(i) The remainder of the Taxes for the Straddle Period shall be allocated to the Post-Closing Tax Period.

(a) With respect to all real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees of a Subsidiary or with respect to the Business, Seller shall timely file all Tax Returns due on or before the Closing Date and Buyer shall prepare and timely file all Tax Returns due after the Closing Date.  If one party remits to the appropriate taxing authority payment for such Taxes and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

Section .1 Contests

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(a) If notice of any Legal Proceeding with respect to Taxes (“Tax Proceeding”) relating to a Subsidiary shall be received by either party for which the other party may reasonably be expected to be liable pursuant to Section 8.4 (a “Tax Claim”), the notified party shall promptly inform the other party in writing of such Tax Claim, provided that the failure of the notified party to give the other party such notice shall not relieve the failing party of its obligations under Section 8.4 except to the extent that the other party is actually and materially prejudiced thereby.

(a) The Seller shall have the right at its expense to represent the interests of the Seller or a Subsidiary in any Tax Claim relating exclusively to taxable periods ending on or before the Closing Date, provided that:

(i) Seller shall allow Buyer and its counsel to participate in the defense of any such Tax Proceeding at Buyer’s sole expense;

(i) Seller shall keep Buyer informed with respect to the status of any such Tax Proceeding;

(i) if any such Tax Proceeding involves an issue that recurs in taxable periods ending after the Closing Date or otherwise could adversely affect the Buyer or a Subsidiary for any taxable period ending after the Closing Date, then the Seller and the Buyer shall jointly control the defense of any such Tax Proceeding, each party shall cooperate with the other party, and there shall be no settlement or closing or other agreement with respect to such Tax Proceeding without the consent of the other party, which consent shall not be unreasonably withheld; and

(i) if the Seller does not elect to represent the interests of the Seller or a Subsidiary in any such Tax Proceeding, then the Buyer or a Subsidiary may contest such Tax Proceeding and may pay or compromise such Tax Claim with Seller’s written consent, which consent shall not be unreasonably withheld.

(a) The Buyer shall represent at its expense the interests of the Company and each Subsidiary in any Tax Claim relating to a Straddle Period, provided that:

(i) Buyer shall allow Seller and its counsel to participate in the defense of any such Tax Proceeding at Seller’s sole expense;

(i) Buyer shall keep Seller informed with respect to the status of any such Tax Proceeding; and

(i) if any such Tax Proceeding involves an issue which is the subject of indemnification by Seller pursuant to Section 8.4, then the Buyer and the Seller shall jointly control the defense of any such Tax Proceeding, each party shall cooperate with the other party, and there shall be no settlement or closing or other agreement with respect to such Tax Proceeding without the consent of the other party, which consent shall not be unreasonably withheld.

(a) Buyer shall control all other Tax Claims with respect to Post-Closing Tax Periods (other than Straddle Periods).

(a) Notwithstanding anything in the Agreement to the contrary, Seller shall be entitled to control any Tax Proceeding with respect to: (i) any Tax Return of Seller; or (ii) any Tax Return of a consolidated, combined, affiliated, or unitary group that includes either of the Seller, or any of their Affiliates (including the Company and the Subsidiaries). To the extent any Tax Claim described in this Section 8.6(e) or the resolution or settlement thereof could reasonably be expected to have an impact on the Buyer or any of its Affiliates (including any Subsidiary) after the Closing Date, (i) the Seller shall provide the Buyer with a timely and reasonably detailed account of each stage of such Tax Claim and shall consult with the Buyer before taking any significant action in connection with such Tax Claim, and (ii) the Seller shall not settle, compromise or abandon any such Tax Claim without obtaining the prior written consent of the Buyer, with such consent not to be unreasonably withheld, conditioned or delayed.

Section .1 Cooperation

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(a) The Buyer and the Seller shall furnish or cause to be furnished to each other, as promptly as practicable, such information and assistance relating to the Company as either of them may reasonably request for the preparation and filing of any Tax Return or in connection with any audit, filing, or proceeding relating to Tax matters, including the prosecution or defense of any proceeding relating to Tax matters.

(a) Each of the Seller and Buyer shall retain all Tax Returns, schedules, workpapers, records, and other documents in its possession relating to Tax matters of a Subsidiary for any taxable period beginning before the Closing Date for the greater of seven (7) years or the expiration of the applicable statute of limitations (including any extensions).  Prior to destroying or discarding any Tax Returns or other such documentation, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and the opportunity to take possession of such materials.

Section .1 Tax Refunds

. Any Tax refunds related to a Subsidiary that are received by the Buyer or the Subsidiary after the Closing for a taxable period ending on or prior to the Closing Date shall be for the account of the Seller.  The amount of any such Tax refunds that are received by the Seller after the Closing that relate to taxable periods ending after the Closing Date shall be for the account of the Buyer.  The amount of any Tax refunds for a taxable period that includes but does not end on the Closing Date shall be equitably apportioned between the Seller and the Buyer.  Each party shall forward to the party entitled to receive the Tax refund pursuant to this Section 8.8 (net of any Taxes payable with respect thereto), the amount of such refund within thirty (30) days after its receipt.

Section .1 Disputes

.  Any dispute as to any matter covered by this Article VIII that is not resolved between the parties shall be resolved by the Independent Accountant.  The determination by the Independent Accountant shall be final and binding on the parties.  The fees and expenses of the Independent Accountant shall be borne equally by the Seller, on the one hand, and the Buyer, on the other hand.  The Independent Accountant shall use its best efforts to resolve the disputed items within twenty (20) days of having the items referred to it.  If any dispute is not resolved prior to the due date of the related Tax Return, such Tax Return may be filed by the party responsible for preparing the Tax Return in the manner it deems correct pending resolution of such dispute under this Section 8.9.

Section .1 Survival

.  Notwithstanding anything in this Agreement to the contrary, the provisions of this Article VIII shall survive until ninety (90) days after the expiration of the applicable statute of limitations (giving effect to any waiver, mitigation or extension thereof) for the Taxes in question, provided, that if notice of indemnification is provided to the Seller prior to any such expiration date, any obligation to indemnify for any claim described in such notice shall continue until such claim is finally resolved.

Section .1 Overlap

.  To the extent that any obligation or responsibility pursuant to Article IX may overlap with an obligation or responsibility pursuant to this Article VIII, the provisions of this Article VIII shall govern.

Section .1 Tax Sharing Agreements

.  On the Closing Date, any Tax sharing agreement or other similar arrangement to which the any Subsidiary is a party shall be terminated and have no further effect for any taxable year or period (whether a past, present or future year or period), and no additional payments shall be made thereunder on or after the Closing Date in respect of redetermination of Tax Liabilities or otherwise.

ARTICLE I

TERMINATION OF OBLIGATIONS

Section I.1 Termination of Agreement

. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Closing:

(a) By mutual written consent of the Buyer and the Seller;

(a) By the Seller, on the one hand, or the Buyer, on the other hand, by written notice to the other, if the Closing has not occurred on or before December 31, 2019 (the “Outside Date”); provided, that if all of the conditions to Closing, other than the condition set forth in Section 3.3(c), shall have been satisfied or waived on such date (other than any such conditions that can only be satisfied at Closing), either party may extend the Outside Date by written notice to the other party to the date that is fifteen (15) months after the date of this Agreement; provided, that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to a party whose failure to perform or fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to have occurred by the Outside Date;

(a) By the Buyer, by written notice to the Seller, (i) if the Seller has breached or failed to perform any of its covenants or other agreements contained in the Transaction Documents to be complied with by it, which breach or failure to perform is reasonably likely to give rise to the failure of a condition set forth in Section 3.4(b) or (ii) there exists a breach of a representation or warranty of the Seller contained in the Transaction Documents, which breach is reasonably likely to give rise to the failure of a condition set forth in Section 3.4(a), and in the case of either (i) or (ii) above, such breach or failure is not cured within thirty (30) Calendar Days after receipt of written notice thereof or is incapable of being cured by the Seller prior to the Outside Date;

(a) By the Seller, by written notice to the Buyer, (i) if the Buyer has breached or failed to perform any of its covenants or other agreements contained in the Transaction Documents to be complied with by it, which breach or failure to perform is reasonably likely to give rise to the failure of a condition set forth in Section 3.5(b) or (ii) there exists a breach of a representation or warranty of the Buyer contained in the Transaction Documents, which breach is reasonably likely to give rise to the failure of a condition set forth in Section 3.5(a), and in the case of either (i) or (ii) above, such breach or failure is not cured within thirty (30) Calendar Days after receipt of written notice thereof or is incapable of being cured by the Buyer prior to the Outside Date;

(a) By the Seller, on the one hand, or by the Buyer, on the other hand, by written notice to the other, if any Governmental Order permanently preventing or prohibiting the Closing shall be in effect and shall have become final and non-appealable; provided,  that the right to terminate this Agreement pursuant to this Section 9.1(e) shall not be available to a party whose failure to perform or fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, such Governmental Order; or

(a) By the Seller, on the one hand, or by the Buyer, on the other hand, by written notice to the other, if  any Governmental Authority that must grant a consent, authorization or approval for the Closing to occur shall have denied such grant, and such denial shall have become final and non-appealable, provided,  that the right to terminate this Agreement pursuant to this Section 9.1(f) shall not be available to a party whose failure to perform or fulfill any of its obligations under this Agreement shall have been the cause of, or shall have resulted in, such denial.

Section .1 Effect of Termination

. In the event that this Agreement shall be terminated pursuant to Section 9.1 all further obligations of the parties under this Agreement shall terminate without further Liability of either party to the other and the provisions of this Agreement and the other Transaction Documents shall immediately become void and of no further force and effect: provided, however, that this Section 9.2 and Article XI shall survive any such termination; provided, further, that no such termination shall relieve any party hereto from Liability for any willful and material breach of any of the covenants contained in this Agreement. The Confidentiality Agreement shall survive the termination of this Agreement in accordance with its terms and nothing in this Article IX shall relieve the parties thereto from their respective obligations under the Confidentiality Agreement.

ARTICLE I

Indemnification

Section I.1 Indemnification by Seller

. Subject to the terms and conditions of this Article X, from and after the Closing, the Seller shall indemnify, defend and hold harmless the Buyer, its Affiliates, and each of its and their respective employees, directors, officers, stockholders, agents, and Representatives (collectively, the “Buyer Indemnitees”), against any and all Losses incurred or sustained by any of the Buyer Indemnitees based upon, arising out of, on account of, relating to or in connection with:

(a) any inaccuracy in or breach of any of the representations or warranties of the Seller or any of its Affiliates contained in the Transaction Documents;

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Seller or any of its Affiliates pursuant to this Agreement or any other Transaction Document;

(c) any Indebtedness;

(d) any Transaction Costs;

(e) any Liabilities unrelated to the Business;

(f) any Liabilities to the extent arising from or related to the Pre-Signing Restructuring or the Pre-Closing Restructuring; and

(g) the matters set forth on Schedule 10.1(g).

Section I.2 Indemnification by Buyer

. Subject to the terms and conditions of this Article X, from and after the Closing, the Buyer shall indemnify, defend and hold harmless the Seller, its Affiliates, and each of their respective employees, directors, officers, stockholders, agents, and Representatives (collectively, the “Seller Indemnitees”), against any and all Losses incurred or sustained by any of the Seller Indemnitees based upon, arising out of, on account of, relating to or in connection with:

(a) any inaccuracy in or breach of any of the representations or warranties of the Buyer contained in the Transaction Documents; or

(b) any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Buyer pursuant to this Agreement or any other Transaction Document.

Section I.3 Indemnification Procedures

. The party making a claim under this Article X is referred to as the “Claiming Party” and the party against whom a claim is asserted under this Article X is referred to as the “Indemnifying Party,” and for the purposes of this Section, each a “Party” and together, the “Parties”.

(a) Third Party Claims.

(i) If any Claiming Party receives written notice of the assertion or commencement of any Legal Proceeding, action, demand, assessment, claim, loss, Liability or damages (a “Claim”) made or brought by any third party (a “Third Party Claim”) against the Claiming Party, and the Claiming Party intends to seek indemnification under this Article X, the Claiming Party shall give the Indemnifying Party prompt written notice of such Third Party Claim, including the basis of such indemnification claim (with reference to the specific representation, warranty or covenant) as well as the nature, basis, and amount of the Third Party Claim (to the extent known), along with copies of any relevant documents relating to the Third Party Claim. Failure to give such prompt written notice shall not relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially and actually prejudiced by reason of such failure.

(ii) The Indemnifying Party shall have the right to participate in, or by giving written notice to the Claiming Party, to assume and control the defense of the Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Claiming Party shall reasonably cooperate in good faith in such defense, subject to the terms of this Section 10.3. Any such notice shall include an acknowledgement by the Indemnifying Party of its indemnification obligations with respect to such Third Party Claim.  If the Indemnifying Party assumes the defense of the Third Party Claim, it shall have the right (subject to Section 10.3(b)) to take such action as it deems necessary to avoid, dispute, defend, appeal, or make counterclaims relating to the Third Party Claim in the name and on behalf of the Claiming Party. The Claiming Party shall have the right to participate in the defense of the Third Party Claim with its own counsel and at its own expense; provided, however, that (A) the Claiming Party shall be entitled, at the Indemnifying Party’s expense, to retain one firm of separate counsel of its choosing (along with any required local counsel) if (1) the Indemnifying Party and Claiming Party so mutually agree, (2) the Indemnifying Party fails to retain counsel reasonably satisfactory to the Claiming Party, (3) the Claiming Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Party, or (4) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Party and Claiming Party and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and the Indemnifying Party shall not have the right to assume the defense of such Third Party Claim, and shall pay the fees and expenses of counsel retained by the Claiming Party, if the Third Party Claim (1) seeks non-monetary relief, (2) involves criminal or quasi criminal allegations, or (3) involves Losses in excess of the amounts indemnifiable by the Indemnifying Party hereunder. To the extent the Indemnifying Party properly assumes the defense of any Third Party Claim, the Indemnifying Party shall keep the Claiming Party reasonably informed of the progress of any the dispute, defense, counterclaims, compromise or settlement, (subject to Section 10.3(b)).

(iii) If the Indemnifying Party does not assume the defense of the Third Party Claim within ten (10) Business Days after its receipt of the Claiming Party’s written notice of the claim, or does not diligently pursue the defense of such Third Party Claim, the Claiming Party shall have the right to assume and control the defense (subject to Section 10.3(b)), and any costs and expenses associated with such defense shall be indemnifiable Losses hereunder. In such case, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at its own expense.

(iv) The Indemnifying Party and Claiming Party shall reasonably cooperate with each other in the defense of any Third Party Claim, including making available to the other party such relevant records and personnel (at no cost, other than reimbursement of actual out-of-pocket expenses) as may be reasonably necessary for the defense of the Third Party Claim.

(b) Settlement of Third Party Claims.

(i) Without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), neither Party shall: (i) admit to any wrongdoing by the other Party; (ii) consent to entry of any judgment, injunction or other equitable relief against the other Party; or (iii) enter into any settlement agreement binding the other Party that (A) provides for relief other than money damages or (B) does not include the giving by each claimant or plaintiff an irrevocable release of the Claiming Party from all liability with respect to the Third Party Claim.

(ii) If a firm settlement offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Claiming Party and provides, in customary form, for the unconditional release of each Claiming Party from all liabilities and obligations in connection with such Third Party Claim, and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Claiming Party.  If the Claiming Party fails to consent to the firm offer within Ten (10) Business Days after its receipt of the written notice, the Indemnifying Party must continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party for that Third Party Claim shall not exceed the amount of the firm settlement offer.

(c) Direct Claims. Any Claim by an Claiming Party with respect to a Loss not resulting from a Third Party Claim (a “Direct Claim”) shall be asserted by the Claiming Party giving the Indemnifying Party prompt written notice of the claim after the Claiming Party becomes aware of the Direct Claim. Failure to give prompt written notice shall not relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party is materially and actually prejudiced by reason of such failure. The written notice shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence of the claim, and shall indicate the estimated amount of the Loss that has been or may be sustained by the Claiming Party, to the extent known. The Indemnifying Party shall have Thirty (30) Calendar Days after its receipt of such notice to respond in writing to the Direct Claim. The Claiming Party shall, for the purposes of allowing the Indemnifying Party and its advisors to investigate the matter or circumstance alleged that gives rise to the Direct Claim and whether and to what extent any amount payable in respect of the Direct Claim, reasonably cooperate with the Indemnifying Party’s investigation by giving such information and assistance (including providing access to relevant premises, records and personnel, and including the right to examine and copy any relevant documents and records) as the Indemnifying Party or its advisors may reasonably request. If the Indemnifying Party does not respond within such Thirty (30)-day period, the Indemnifying Party shall be deemed to have accepted such claim.

(d) Indemnification Procedures for Claims under Item 1 of Schedule 10.1(g). Notwithstanding anything to the contrary in this Section 10.3 or Section 10.4 herein, upon payment by Seller of expenses, related to defense or indemnity, associated with the pending litigation matters, Seller shall notify Buyer and document such expenses.  Buyer shall reimburse Seller its fifty percent (50%) share of such indemnifiable expenses within ten (10) Calendar Days.  It is anticipated that Seller shall invoice Buyer monthly.  Seller shall track Buyer’s reimbursement and shall maintain an accounting for Buyer’s review, until Buyer’s reimbursement obligations reach the aggregate liability cap of $100,000.

(e) Indemnification Procedures for Claims under Item 2 of Schedule 10.1(g).  It is recognized that litigation and Claims related to the Business are pending as of the Closing Date (including but not limited to litigation and Claims related to alleged exposure to asbestos from Bakers Pride ovens manufactured from the 1950s through the 1980s), and that after the Closing, litigation and Claims may arise relating to the Business and/or the conduct, products, employees, property or assets of the Business, which may relate directly or indirectly to the period prior to the Closing Date, the period subsequent to the Closing Date, or both.  Therefore, the parties hereby agree that, after the Closing Date, to the extent reasonable under the circumstances, they will fully cooperate, assist and provide information, relevant witnesses, employees, records and documents (including but not limited to all non-privileged records, books, contracts, instruments, documents, correspondence, computer data and other data and information) to the party that requests such assistance with such Legal Proceeding or Claims.  Each party shall bear its own expenses in connection with cooperation efforts undertaken pursuant to this Section 10.3(e); provided, however, out of pocket costs exceeding $10,000 shall be borne by the party requesting cooperation or information. Following the Closing Date, the cooperating party shall use reasonable efforts to make available to the requesting party, upon written request, the cooperating party’s officers, directors, employees and agents to the extent that such persons may reasonably be required in connection with any Legal Proceeding or Claims to carry out the purposes set forth in this Section 10.3(e).

Section I.4 Certain Limitations

. Notwithstanding anything to the contrary in this Agreement, the indemnification provided for in Section 10.1 and Section 10.2 shall be subject to the following limitations:

(a) No Indemnifying Party shall be liable to any Claiming Party for indemnification under Section 10.1(a), in the case of claims by a Buyer Indemnitee, or Section 10.2(a), in the case of claims by a Seller Indemnitee:

(i) until the aggregate amount of all Losses requiring indemnification under Section 10.1(a) or Section 10.2(a), as applicable, exceeds on a cumulative basis an amount equal to $525,000 USD (the “Basket”), in which event the Indemnifying Party shall be liable for such Losses only to the extent of such Losses in excess of the Basket; or

(ii) on an aggregate cumulative basis in excess of $525,000 USD (the “Cap”).

(b) Notwithstanding anything contained in this Agreement to the contrary, the limitations set forth above in Section 10.4(a) shall not apply to any claim or Loss based upon or arising out of (i) fraud or criminal or intentional misconduct or (ii) any breach of any Fundamental Representation; provided, however, that in no event shall any Indemnifying Party’s obligation to provide indemnification for Losses with respect to any claim for breach of any Fundamental Representation exceed the Final Purchase Price.

(c) (i) A breach of a representation or warranty shall be deemed to exist either if such representation or warranty is actually inaccurate or breached or would have been inaccurate or breached if such representation or warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or similar language, and (ii) the amount of Losses in respect of any breach of a representation or warranty, including any deemed breach resulting from the application of clause (i), shall be determined as if such representation and warranty had not contained any limitation or qualification as to materiality, Material Adverse Effect or similar language set forth in such representation or warranty.

Section I.5 Survival

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(a) The representations and warranties of the Seller contained in Article IV of this Agreement shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided that the representations and warranties in:

(i) Sections 4.1, 4.2, 4.3 (except Section 4.3(a)(iii)(A)), 4.7(a), 4.7(b)(i), 4.17 and 4.24 shall survive indefinitely; and

(ii) Section 4.12 (together with the Sections set forth immediately above in Section 10.5(a)(i), the “Seller Fundamental Representations”) shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days

(b) The representations and warranties of the Buyer contained in Article V of this Agreement shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided that the representations and warranties in Sections 5.1, 5.2, 5.3, and 5.5, (the “Buyer Fundamental Representations” and together with the Seller Fundamental Representations, the “Fundamental Representations”) shall survive indefinitely.

(c) All covenants and agreements contained in this Agreement that by their terms do not contemplate performance after the Closing shall terminate one (1) year after the Closing Date. All other covenants and agreements contained in this Agreement shall survive the Closing indefinitely unless the covenant or agreement specifies a term, in which case, such covenant or agreement shall survive the Closing for such specified term.

(d) The obligations of the Seller or the Buyer to indemnify, defend and hold harmless the Buyer Indemnitees or Seller Indemnitees, respectively, shall terminate upon the expiration of the applicable survival periods set forth in this Section 10.5. Any claim brought by a party pursuant to this Article X must be brought or filed prior to the expiration of the applicable survival period; provided that any claim asserted pursuant to this Article X prior to expiration of the applicable survival period shall survive until such time as such claim is finally resolved.

Section I.6 Payments

. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable, the Indemnifying Party shall make payment within Five (5) Business Days by wire transfer of immediately available funds to the account designated in advance in writing by the Claiming Party. If the Indemnifying Party does not make full payment within such Five (5)-day period, any amount past due shall accrue interest at a rate of Six Percent (6%) per annum, or the highest rate permitted by applicable law, whichever is less. Interest shall be calculated daily on the basis of a 365-day year and the actual number of days elapsed, from the due date until the date payment is received. The Indemnifying Party also agrees to pay reasonable attorneys’ fees and other costs of collection incurred by the Claiming Party with respect to any past due amount.  Notwithstanding the foregoing, for any indemnification by Seller under Section 10.1(a), Buyer shall first use commercially reasonable efforts to recover all Losses from the R&W Insurance Policy prior to, and only if unsuccessful in recovery, seeking to recover Losses from Seller, to the extent such Losses are covered by, and not excluded from, the R&W Insurance Policy.

Section I.7 Losses Net of Insurance and Tax Treatment.

(a) With respect to any matter covered by this Article X, any indemnification claim shall be net of any insurance proceeds actually received by the Claiming Party (net of any deductible amounts and costs or expenses incurred in connection with, or any increase in insurance premium reasonably related thereto, such recovery), and, to the extent that insurance proceeds are collected by the Claiming Party after an indemnification claim has been resolved, the Claiming Party will promptly refund and reimburse the Indemnifying Party an amount equal to such proceeds (net of any deductible amounts and costs or expenses incurred in connection with, or any increase in insurance premium reasonably related thereto, such recovery) but not in excess of any amount paid to the Claiming Party by or on behalf of the Indemnifying Party with respect to such Losses.

(b) All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for tax purposes, unless otherwise required by Law.

Section I.8 Subrogation; Reimbursement; No Double Recovery

. Upon making any payment for any Losses to any Claiming Party for which an Indemnifying Party is responsible under this Article X, the Indemnifying Party shall be subrogated, to the extent of such payment, to any rights which the Claiming Party may have to recover such Losses against any third parties with respect to the subject matter underlying such Claim. The Claiming Party shall reimburse the Indemnifying Party for any and all Losses paid by the Indemnifying Party to the Claiming Party pursuant to this Agreement to the extent such amount is subsequently paid to the Claiming Party by any Person other than the Indemnifying Party (other than pursuant to the R&W Insurance Policy).

Section I.9 Exclusive Remedies

. Each party acknowledges and agrees that the sole and exclusive remedy with respect to any and all claims (other than claims arising from fraud, criminal activity, or intentional misconduct) arising under, out of, or related to this Agreement and the transactions contemplated by this Agreement shall be the rights to indemnification set forth in this Article X and Article VIII, except for (a) the remedies expressly set forth in Sections 7.2 and 7.3, (b) the resolution of certain disputes pursuant to Section 2.5, (c) the rights of the parties to seek specific performance or injunction relief pursuant to Section 11.9, or (d) the right to seek recovery under the R&W Insurance Policy. Accordingly, each party waives, to the fullest extent permitted by applicable Law, any and all other rights, remedies, entitlements, and recourse (whether in contract, tort, or otherwise). Nothing in this Agreement shall limit any Person’s right to seek and obtain any relief to which any Person shall be entitled on account of any Person’s fraudulent, criminal or intentional misconduct.

Section I.10 Applicability

. This Article X shall not apply to Tax Claims, which shall be governed exclusively by Article VIII.

ARTICLE II

Miscellaneous

Section II.1 Expenses

. Except as otherwise provided in this Agreement or other Transaction Documents, the Seller, on one hand, and the Buyer, on the other hand, shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement, the other Transaction Documents, all other agreements, documents and instruments contemplated by this Agreement, and the consummation of the transactions contemplated hereby and thereby.

Section II.2 Notices

. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (i) when delivered, if delivered personally to the intended recipient; (ii) when received by the addressee, if sent by recognized overnight courier service; (iii) on the date sent by facsimile (with verification of transmission) or email (with confirmation of receipt of the email and any attachments) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (iv) on the day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.2):

IF TO THE SELLER:

Standex International Corporation

11 Keewaydin Drive, #300

Salem, New Hampshire 03079

E-Mail: pburns@standex.com

Attention: Paul Burns, VP Strategy & Business

Development

With a Copy To:

Standex International Corporation

11 Keewaydin Drive, #300

Salem, New Hampshire 03079

E-Mail: aglass@standex.com

Attention: Alan J. Glass, VP, Chief Legal Officer &

Secretary

IF TO THE BUYER

Middleby Marshall Inc.

OR MIDDLEBY:

c/o The Middleby Corporation
1400 Toastmaster Drive
Elgin, Illinois 60120
E-mail: tfitzgerald@middleby.com

Attention: Timothy J. Fitzgerald

With a Copy To:

Skadden, Arps, Slate, Meagher & Flom LLP
155 North Wacker Drive, Suite 2800
Chicago, Illinois 60606
E-mail: Shilpi.Gupta@skadden.com

Attention: Shilpi Gupta

Section II.3 Severability

. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement in such jurisdiction or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section II.4 Entire Agreement

. This Agreement and the other Transaction Documents constitute the entire agreement and supersede all prior discussions, correspondence, agreements, arrangements and understandings (both written and oral) among the parties regarding the subject matter hereof. If there is an inconsistency between the statements in the body of this Agreement and those in the Transaction Documents, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

Section II.5 Successors and Assigns

. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No permitted assignment shall relieve the assigning party of any of its obligations hereunder.

Section II.6 No Third-Party Beneficiaries

. Except as set forth in Article X with respect to Buyer Indemnitees and Seller indemnitees, and as set forth in Section 7.6 with respect to the Releases, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to or shall confer on any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever.

Section II.7 Amendment and Waiver

.  This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party.  No waiver by any party of any of the provisions herein shall be effective unless explicitly set forth in writing and signed by the party so waiving.  No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver.  No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section II.8 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

.

(a) This Agreement, and any Legal Proceeding instituted by any party with respect to matters relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts-of-laws principles that would require the application of any other law.

(b) Each party agrees that the courts of the State of Delaware shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Agreement or its subject matter or formation. Each party submits to the jurisdiction of such courts in any such action or proceeding and waives any objection to such courts as the venue of any such action or any proceeding (including that any such action or proceeding was brought in an inconvenient forum).

(c) EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION DOCUMENTS.

Section II.9 Specific Performance

.  Each of the Seller, on the one hand, and the Buyer, on the other hand, acknowledges and agrees that the breach of this Agreement or other failure to perform any provision of this Agreement would cause irreparable damage to the other and such other party will not have an adequate remedy at law.  Therefore, the parties shall be entitled to specific performance of the terms of this Agreement or other equitable relief in addition to any other remedy to which they are entitled at law or in equity.

Section II.10 Non-Recourse

.  This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party.  No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any party hereto or of any Affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.  Notwithstanding the foregoing, nothing in this Agreement shall preclude or limit a claim for fraud.

Section II.11 Counterparts

. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Pages Follow]

1116

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the day, month and year first above written.

STANDEX INTERNATIONAL CORPORATION

/s/  Thomas D. DeByle

By:

Name:  Thomas D. DeByle
Title: Vice President, Chief Financial Officer

           and Treasurer

MIDDLEBY MARSHALL INC.

/s/  Timothy J. FitzGerald

By:

Name: Timothy J. FitzGerald
Title:  Chief Executive Officer

THE MIDDLEBY CORPORATION, solely for purposes of Article V and Section 7.10

/s/ Timothy J. FitzGerald

By:

Name: Timothy J. FitzGerald
Title:  Chief Executive Officer

Schedule 1.1

Definitions.  For the purposes of this Agreement, the following terms have the meanings set forth below:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreed Accounting Principles” means GAAP, and the deviations from GAAP listed on Schedule 4.4(a) of these Schedules, applied consistently with historical practices; provided, however, with respect to any matter as to which there is more than one generally accepted accounting principle, Agreed Accounting Principles means GAAP applied in the preparation of the balance sheet of the Group dated as of June 30, 2018 applied consistently with historical practices in the management accounts.

“Antitrust Law” means applicable Law, order, regulation, or administrative or judicial doctrine designed to prohibit, restrict or regulate actions relating to competition, monopolization or restraint of trade, in each relevant jurisdiction (including the HSR Act, the Sherman Anti-Trust Act of 1890, the Clayton Antitrust Act of 1914, and the Federal Trade Commission Act).

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks located in the United States are authorized or required by Law to be closed for business.

“Buyer Confidential Information” means all confidential or proprietary information relating to the business or operations of the Buyer or its Affiliates and including any confidential or proprietary information relating to the Business or the Group (whether prior to or after the Closing), including information and data related to sales, marketing, finance, production, operations, intellectual property, methods of operation, customers, customer lists, products, prices, costs, trade secrets, know-how, personnel, suppliers, and competitors.  Buyer Confidential Information does not include, and there shall be no obligation with respect to, information that:  (a) is Seller Confidential Information; (b) is generally available to the public or otherwise in the public domain on the Closing Date; (c) becomes generally available to the public or otherwise in the public domain after the Closing Date, other than as a result of an impermissible disclosure by a Person with an obligation of confidentiality to the Buyer or its Affiliates; or (d) is developed independently by or for the Seller without use of or reference to any Buyer Confidential Information and without violation of any obligation of confidentiality.

“Calendar Day” means any day of the week, including Business Days, holidays, and weekend days.

“Cash” means, with respect to the Group, as of any date and time, the aggregate amount of cash and bank deposits as of such date and time and shall include money market funds, money market instruments, and any demand deposits and less the amounts of any unpaid checks, drafts and wire transfers issued on such date, in each case calculated in accordance with GAAP. For the avoidance of doubt, Cash shall (i) be calculated net of issued but uncleared checks and drafts, (ii) include checks and drafts received by the Group or deposited for the accounts of the Group, and (iii) be calculated net of overdrawn accounts. Cash shall also include marketable securities held by the Group. Cash shall specifically exclude accounts receivable of the Group that are reflected as assets in Closing Working Capital.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System.

“Closing Working Capital” means the amount resulting from the calculation of the “current assets” of the Business less the “current liabilities” of the Business based on the methods and as demonstrated in Schedule D and with the Agreed Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor law.

“Confidentiality Agreement” means the letter agreement, dated as of November 2, 2018 by and between Robert W. Baird & Co. Incorporated, as agent for the Seller, and the Middleby Corporation.

“Contract Assignment” means the Contract Assignment, dated January 1, 2019, by and between Seller (on behalf of itself and its unincorporated division, the Standex Coking Solution Group, and the Standex Cooking Solutions Group portion of the Standex Food Service Equipment Group) and the Company, as amended February 27, 2019 by that certain First Amendment to Contract Assignment.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Data Room” means the electronic documentation site established by Intralinks and populated and maintained by or on behalf of the Seller in respect of the transactions contemplated by this Agreement.

“Defect” means a defect or impurity of any kind, whether in design, manufacture, processing, or otherwise, including any dangerous propensity associated with any reasonably foreseeable use of any product that is or was manufactured, marketed, distributed or sold by the Seller in connection with the Business and any product that is currently being developed by or on behalf of the Seller in connection with the Business, or the failure to warn of the existence of any defect, impurity, or dangerous propensity.

“Encumbrances” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Governmental Order, action, suit, claim, investigation or other Legal Proceeding by any Person alleging liability (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Laws” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with, or Liability under, any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Final Purchase Price” means an amount equal to (a) the Base Purchase Price, plus (b) the amount, if any, by which the Closing Working Capital set forth in the Final Closing Statement is greater than the Upper Limit Working Capital, less (c) the amount, if any, by which the Closing Working Capital set forth in the Final Closing Statement is less than the Lower Limit Working Capital, plus (d) the amount, if any, of Cash of the Group set forth in the Final Closing Statement.

“Financial Statements” means, collectively, the Group Financial Statements and the Interim Financial Statements.

“GAAP” means United States generally accepted accounting principles in effect from time to time, as consistently applied to management accounts by the Seller historically and as of the Audited Financial Statement Date.

“Governmental Authority” means any federal, state, local or foreign government, or political subdivision thereof or any agency or instrumentality of any such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, award, approval, consent, license, permit, waiver, authorization issued, granted or made available by or entered by or with any Governmental Authority or pursuant to any Law.

“Group Financial Statements” means the consolidated unaudited financial statements consisting of the transactional balance sheet of the Group as of June 30, in each of the years 2018 and 2017, and the related summary statements of income for the years then ended provided in the Quality of Earnings Report prepared by Cohn Reznick. These financial statements are constructed to show the Group on a standalone basis.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or man-made, that is regulated, listed, defined or classified as hazardous, acutely hazardous, toxic, a contaminant, a pollutant or words of similar import or regulatory effect under Environmental Laws or that can otherwise give rise to liability under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“Indebtedness” means without duplication: (a) the principal of and premium (if any) in respect of all indebtedness for borrowed money, including accrued interest and any cost associated with prepaying any such debt; (b) the principal of and premium in respect of obligations evidenced by bonds, debentures, notes or other similar instruments, including accrued interest; (c) any obligation in respect of any amount drawn under any letters of credit; (d) the principal component of all obligations to pay the deferred and unpaid purchase price of property and equipment, including earn-outs or purchase price adjustments; (e) capital leases; (f) negative balances in bank accounts; (g) amounts in respect of checks in transit; (h) obligations under any swaps, options, derivatives and other hedging agreements or arrangements; (i) all liabilities relating to securitization or factoring programs or arrangements; (j) any deferred compensation, defined benefit pension, termination indemnity or other similar obligations; (k) any obligation with respect to principal, accrued interest, premiums, penalties, fees, Taxes or other costs and expenses related to any of the items referenced in clauses (a) through (j) above; and (l) all indebtedness of another Person of the kinds referred to in clauses (a) through (k) above that are directly or indirectly, jointly or severally, guaranteed in any manner.

“Independent Accountant” means Deloitte, or, if unavailable, a nationally recognized independent accounting firm mutually acceptable to the Seller and the Buyer other than Seller’s accountants or Buyer’s accountants.

“Intellectual Property” means any and all of the following in any jurisdiction throughout the world: (a) trademarks and service marks, including all applications and registrations and the goodwill connected with the use of and symbolized by the foregoing (“Trademarks”); (b) copyrights, including all applications and registrations, and works of authorship, whether or not copyrightable; (c) trade secrets and confidential know-how; (d) patents and patent applications; (e) websites and internet domain name registrations; and (f) all other intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, including the right to sue for and retain damages for past, present and future infringement of same.

“Intellectual Property Agreements” means all licenses, sublicenses and other agreements by or through which other Persons grant the Seller or any Subsidiary, or the Seller (with respect to the Business) or a Subsidiary grants any other Persons, any exclusive or non-exclusive rights or interests in or to any Intellectual Property that is used in the Business.

“Intellectual Property Assets” means all Intellectual Property that is owned by the Seller or a Subsidiary and primarily used or held for use in the Business, including the Intellectual Property Registrations set forth in Schedule 4.11.

“Intellectual Property Registrations” means all Intellectual Property Assets that are subject to any issuance, registration, application or other filing by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including registered trademarks, domain names, and copyrights, issued and reissued patents and pending applications for any of the foregoing.

“Interim Financial Statements” means the Group’s consolidated unaudited financial statements consisting of the transactional balance sheet of the Group as at September 30, 2018, November 30, 2018, December 31, 2018 and January 31, 2019, and the related summary statements of income for the individual month and trailing twelve month period then ended. These financial statements are constructed to show the Group on a standalone basis.

 “IRS” means the United States Internal Revenue Service, and any successor agency thereto.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Leased Real Property” means all real property leased, subleased, licensed or otherwise used or occupied by the Company or any Subsidiary.

“Legal Proceeding” means any judicial, administrative or arbitral action, complaint, petition, investigation, suit, proceeding (public or private) or any other claim or proceeding, whether civil or criminal, by or before a Governmental Authority or any arbitrator.

“Liability” means all Indebtedness, obligations and other liabilities, whether absolute, accrued, matured, contingent (or based upon any contingency), known, fixed or otherwise, or whether due or to become due, including any fines, penalties, losses, costs, interest, charges, expenses, damages, assessments, deficiencies, judgments, awards or settlements.

“Losses” means all losses, damages, Liabilities, costs or expenses, including reasonable professional fees including attorneys, accountants, and investigators, but excluding punitive damages, except in the case of fraud or to the extent actually awarded by a Governmental Authority.

“Lower Limit Working Capital” means $18,000,000.00 USD.

“Material Adverse Effect” means any event, occurrence, fact, circumstance, effect, development, condition or change that is, or could reasonably be expected to become, individually or taken together with any other event, occurrence, fact, circumstance, effect, development, condition or change, materially adverse to (a) the business, results of operations, condition (financial or otherwise), properties, assets or Liabilities of the Group or the Seller (with respect to the Business), or (b) the ability of the Seller to consummate the transactions contemplated hereby on a timely basis; provided that no such event, occurrence, fact, circumstance, effect, development, condition or change arising out of or attributable to any of the following matters shall be deemed to constitute or be taken into account in determining whether there is, or could reasonably be expected to become, a Material Adverse Effect under the foregoing clause (a): (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Business operates; (iii) any changes in financial or securities markets in general; (iv) any changes in international tariffs or trade rules; (v) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (vi) any changes in applicable Laws or accounting rules, including GAAP; provided, further, however, that in the case of clauses (i), (ii), (iii), (iv), (v) or (vi), if any such event, occurrence, fact, circumstance, effect, development, condition or change negatively disproportionately affects the Group or the Seller as compared to other Persons or businesses that operate in the industries in which the Business operates, then the disproportionate aspect of such event, occurrence, fact, circumstance, effect, development, condition or change may be taken into account in determining whether there has been or is reasonably likely to be a Material Adverse Effect.

“Material Contracts” means any written Contract to which any Subsidiary is a party or is bound, or that is related to the Business that: (a) represents an aggregate Liability in excess of $100,000 either at one time or in any one fiscal year; (b) contains covenants limiting the ability of the Seller or a Subsidiary to engage in any line of business, to compete with any Person (including exclusivity arrangements or similar provisions) or to hire or solicit individuals for employment; (c) contains a “most favored customer” or similar provision; (d) has as a counterparty any Governmental Authority; (e) relates to the establishment of a joint venture or partnership; (f) relates to capital expenditures and involves future payments in excess of $100,000 in any one fiscal year; (g) (1) relates to Indebtedness in excess of $100,000, (2) pursuant to which any Subsidiary has loaned money to any Person or (3) provides for mortgages, pledges or otherwise subjects any of the assets or properties of any Subsidiary or the Business to an Encumbrance; (h) is a lease or similar Contract: (1) relating to any machinery, equipment, or other tangible personal property involving payment of more than $100,000 either at one time or in any one fiscal year or (2) relating to any real property on which a manufacturing or other facility of the Business is located (including all Leases); (i) relates to any investment in any Person or interest in any business; (j) relates to a material acquisition, divestiture, merger or similar transaction that has not been consummated, or that has been consummated but contains representations, covenants, indemnities or other obligations that are still in effect; (k) relates to the purchase or sale of real property or to material construction on or improvements of real property; (l) is a collective bargaining agreement, labor union agreement or other labor-related agreement or arrangement; (m) is with an independent contractor or consultant of the Business at an annualized compensation in excess of $75,000; (n) is between any Subsidiary on the one hand and a Related Party on the other hand; (o) is an Intellectual Property Agreement (other than “shrink-wrap” and similar commercially available end-user licenses with annual or one-time payments of less than $25,000); (p) (1) restricts the Seller’s or any Subsidiary’s rights to use, practice, register, obtain or enforce any Intellectual Property with respect to the Business or (2) permits other Persons to use, obtain, enforce, practice or register any Intellectual Property owned, held for use or used by the Seller or any Subsidiary with respect to the Business, including any license agreements, coexistence agreements and covenants not to sue; (q) relates to any Intellectual Property Assets; (r) has as a counterparty any customer or supplier listed on Section 4.19 of these Schedules; (s) grants to the Seller or any Subsidiary the right to use any Intellectual Property or Software owned by a third party that is material to the Business; or (t) is otherwise material to the Business.

“Material Permits” means any Permit that is material to the Business.

“Nogales Property” shall mean the real property located at Calzada Industrial de las Maquiladoras #6, Nogales, Mexico, including all buildings and improvements located thereon.

“Owned Real Property” means all real property owned in fee by the Company or any other Subsidiary.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Permitted Encumbrances” means: (a) liens for Taxes not yet due and payable or being contested in good faith by appropriate procedures; (b) mechanics’, carriers’, workmen’s, repairmen’s or other like liens imposed by Law, arising or incurred in the ordinary course of business and securing amounts not yet due or payable or which are being contested in good faith by appropriate proceedings; (c) easements, rights of way, zoning ordinances and other similar non-monetary encumbrances that do not, individually or in the aggregate, have a material adverse effect on the use or occupancy of, or access to, such Real Property and are not violated by the current use or occupancy of such Real Property; and (d) other than with respect to Real Property, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“R&W Insurance Policy” means an insurance policy with respect to the representations and warranties of the Seller in the Agreement and the other matters covered by such policy.

“Real Property” means the Owned Real Property and the Leased Real Property.

“Related Party” means any Subsidiary’s Affiliates or direct or indirect shareholders, and any director, officer or employee of any Subsidiary or any Subsidiary’s Affiliates or direct or indirect shareholders (or, with respect to an individual, (i) such individual’s spouse, (ii) descendants (whether natural or adopted) or stepchildren of such individual or such individual’s spouse, (iii) parent or parents (including stepparents) of such individual or such individual’s spouse, (iv) any siblings of such individual or such individual’s spouse, (v) any other individual or individuals (other than a tenant) that is sharing a household with such individual, or (vi) any custodian or a custodianship for and on behalf of the foregoing or any trustee or a trust solely for the benefit of one or more of the foregoing) or any Person in which any of the foregoing controls or has a material financial interest, directly or indirectly, in each case, other than any Subsidiary.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, financing sources, counsel, accountants and other agents of such Person.

“Restricted Business” means the Business as presently conducted as of the time of Closing.  For the sake of clarity, Restricted Business shall specifically exclude heated merchandise display cases manufactured, marketed and/or sold by Seller’s Federal Industries business currently based in Belleville, WI.

“Schedules” means the disclosure schedules set forth herein.

“Seller Confidential Information” means all confidential or proprietary information relating solely to the business or operations of the Seller or its Affiliates (other than any information relating, in whole or in part, to the Business or the Group), including information and data related to sales, marketing, finance, production, operations, intellectual property, methods of operation, customers, customer lists, products, prices, costs, trade secrets, know-how, personnel, suppliers, and competitors.  Seller Confidential Information does not include, and there shall be no obligation with respect to, information that: (a) is Buyer Confidential Information; (b) is generally available to the public or otherwise in the public domain on the Closing Date; (c) becomes generally available to the public or otherwise in the public domain after the Closing Date other than as a result of an impermissible disclosure by a Person with an obligation of confidentiality to the Seller or its Affiliates; (d) is developed independently by or for the Buyer without use of or reference to any Seller Confidential Information and without violation of any obligation of confidentiality; or (e) was already in the Buyer’s possession free of any obligation to keep it confidential at the time of its disclosure.

“Seller’s Audited Financial Statements” means the audited financial statements consisting of the consolidated balance sheet of the Seller as of June 30, in each of the years 2018, 2017 and 2016, and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for the years then ended, in each case as published by the Seller in its annual report on Form 10-K filed with the Securities and Exchange Commission.

“Seller’s Knowledge” means actual knowledge after reasonable inquiry and investigation by the Senior Management Team.

“Senior Management Team” means David Dunbar (CEO), Thomas DeByle (CFO), Sean Valashinas (CAO), Alan Glass (CLO), Annemarie Bell (Interim VP HR), Scott Jordan (President of the Cooking Solutions Group), Dave Renken (CFO of the Cooking Solutions Group), Santiago Ramirez (Vice President and General Manager of UFS), Matt Gager (Vice President and General Manager of BKI) and Omar Jusaino (Vice President and General Manager of Nogales).

“Software” means computer programs of any type or form (whether in source code object code or other form), and any portion thereof, including algorithms, databases,  compilations and data, code, scripts, applets, engines, generators, and macros, and related programmers’ comments, data files and structures, header and include files, macros, object libraries, programming tools not commercially available, technical specifications, flowcharts, and logic diagrams, schematics, annotations, and all documentation, including user manuals and training materials, related to any of the foregoing.

“Taxes” means (a) all taxes, governmental levies, or other like governmental assessments, including all federal, state, county, local, municipal, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, value added, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, net worth, capital gains, estimated, excise, severance, environmental, stamp, documentary, social security, alternative minimum, occupation, recapture, accumulated earnings, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, including any amount owed in respect of any Law relating to unclaimed property or escheat, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties and (b) any amount owing in respect of clause (a) above as a result of being a member of a combined, consolidated, unitary, affiliated or similar group, as a transferee or successor, by Contract or pursuant to Law.

“Tax Return” means any return, declaration, election, estimate, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means the continental United States, Canada and Mexico.

“Transaction Costs” means the aggregate amount of the costs, fees and expenses incurred by the Group in connection with the transactions contemplated hereby that have not been paid prior to the Closing and that are not included as Liabilities in Closing Working Capital and are not Indebtedness, which amounts shall include, without limitation, (a) all legal, investment banking, accounting and other advisory fees, including any amounts payable to Robert W. Baird & Co. or its affiliates, (b) any payments required to be made to obtain any third party consents for the transactions contemplated hereby, and (c) employee bonuses, retention payments, severance payments, change in control payments and similar payments of compensation that become payable by any Subsidiary to any current or former director, officer, employee or other individual service provider of the Group as a result of or in connection with the transactions contemplated by this Agreement (whether alone or in combination with any other event or circumstance), but excluding any severance payable as a result of an involuntary termination of employment or service that occurs after the Closing (and the employer’s portion of any payroll or similar Taxes attributable to any compensation payable in respect of the amounts set forth in this clause (c)).

 “Transaction Documents” means this Agreement, the Transition Services Agreement and any other documents or agreements to be executed by the Parties in connection with the consummation of the transactions contemplated herein.

“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, filing, recording, transfer, value added and other such Taxes and fees (including any penalties and interest) in connection with this Agreement and the other Transaction Documents (including any real property transfer Tax and other similar Tax).

“Transition Services Agreement” means the Transition Services Agreement between the Seller and the Company (or its Affiliates) to be entered into at the Closing.

“Treasury Regulations” means income tax regulations promulgated under the Code, as such regulations may be amended from time to time.

“Upper Limit Working Capital” means $20,000,000.00 USD.

Terms Defined Elsewhere.  The following terms are defined in the following Sections of the Agreement:

“AAI” has the meaning set forth in the recitals.

“Agreement” has the meaning set forth in the preamble.

“APW” has the meaning set forth in the recitals.

“Audited Financial Statement Date” has the meaning set forth in Section 4.4(d).

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Basket” has the meaning set forth in Section 10.4(a)(i).

“Benefit Plan” has the meaning set forth in Section 4.14(a).

“BKI” has the meaning set forth in the recitals.

“BP” has the meaning set forth in the recitals.

“Business” has the meaning set forth in the recitals.

“Buyer” has the meaning set forth in the preamble.

“Buyer Fundamental Representations” has the meaning set forth in Section 10.5(b).

“Buyer Indemnitees” has the meaning set forth in Section 10.1.

“Cap” has the meaning set forth in Section 10.4(a)(ii).

“Claim” has the meaning set forth in Section 10.3(a)(i).

“Claiming Party” has the meaning set forth in Section 10.3.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Purchase Price” has the meaning set forth in Section 2.2.

“Company” has the meaning set forth in the recitals.

“Company Pre-Closing Tax Returns” has the meaning set forth in Section 8.3(a).

“Consolidated Tax Return” has the meaning set forth in Section 8.3(a).

“Direct Claim” has the meaning set forth in Section 10.3(c).

“Disputed Amounts” has the meaning set forth in Section 2.5(c).

“ERISA” has the meaning set forth in Section 4.14(a).

“ERISA Affiliate” has the meaning set forth in Section 4.14(e).

“Estimated Closing Statement” has the meaning set forth in Section 2.4(a).

“Final Closing Statement” has the meaning set forth in Section 2.4(d).

“FIRPTA Certificate” has the meaning set forth in Section 3.2(a)(vii).

“Fundamental Representations” has the meaning set forth in Section 10.5(b).

“Group” has the meaning set forth in the recitals.

“Group Financial Statement Date” has the meaning set forth in Section 4.6.

“Indemnifying Party” has the meaning set forth in Section 10.3.

“Initial Closing Statement” has the meaning set forth in Section 2.4(b).

“IP Release” has the meaning set forth in Section 6.7(b).

“Labor Organization” has the meaning set forth in Section 4.15(b).

“Lease” has the meaning set forth in Section 4.9(a).

“Money Laundering Laws” has the meaning set forth in Section 4.17(b)(iii).

“Nogales” has the meaning set forth in the recitals.

“Non-Compete Period” has the meaning set forth in Section 7.3(a).

“Non-U.S. Benefit Plan” has the meaning set forth in Section 4.14(a).

“Occurrence-Based Coverage” has the meaning set forth in Section 7.7(b).

“OFAC” has the meaning set forth in Section 4.17(b)(ii).

“Open Source Software” has the meaning set forth in Section 4.11(j).

“Outside Date” has the meaning set forth in Section 9.1(b).

“Party” and “Parties” have the meanings set forth in Section 10.3.

“PBGC” has the meaning set forth in Section 4.14(e).

“Post-Closing Adjustment” has the meaning set forth in Section 2.4(c).

“Pre-Closing Date Event” has the meaning set forth in Section 7.7(b).

“Pre-Closing Restructuring” has the meaning set forth in the recitals.

“Pre-Signing Restructuring” has the meaning set forth in the recitals.

“Releasees” has the meaning set forth in Section 7.6.

“Resolution Period” has the meaning set forth in Section 2.5(b).

“Review Period” has the meaning set forth in Section 2.5(a).

“Seller” has the meaning set forth in the preamble.

“Seller Fundamental Representations” has the meaning set forth in Section 10.5(a)(ii).

“Seller Indemnitees” has the meaning set forth in Section 10.2.

“Seller Insurance Policies” has the meaning set forth in Section 7.7(a).

“Statement of Objections” has the meaning set forth in Section 2.5(b).

“Stock” has the meaning set forth in the recitals.

“Straddle Period” has the meaning set forth in Section 8.5(a).

“Straddle Period Tax Returns” has the meaning set forth in Section 8.3(b).

“Subject Contracts” has the meaning set forth in the recitals.

“Subsidiary” has the meaning set forth in the recitals.

“Tax Claim” has the meaning set forth in Section 8.6(a).

“Tax Proceeding” has the meaning set forth in Section 8.6(a).

“Third Party Claim” has the meaning set forth in Section 10.3(a)(i).

“Trademarks” has the meaning set forth in Schedule 1.1.

“Transfer Tax Returns” has the meaning set forth in Section 8.2.

“UFS” has the meaning set forth in the recitals.

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